                                 EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                        SPLASH TECHNOLOGY HOLDINGS, INC.,

                           SP ACQUISITION CORPORATION

                                       AND

                          QUINTAR HOLDINGS CORPORATION


                             DATED AS OF MAY 1, 1997

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I - THE MERGER.......................................................2

         1.1      The Merger.................................................2
         1.2      Effective Time.............................................2
         1.3      Effect of the Merger.......................................2
         1.4      Certificate of Incorporation; Bylaws.......................2
         1.5      Directors and Officers.....................................3
         1.6      Cash Consideration; Effect on Capital Stock................3
         1.7      Dissenting Shares..........................................6
         1.8      Escrow.....................................................6
         1.9      Surrender of Certificates; Payment of Merger
                   Consideration.............................................7
         1.10     No Further Ownership Rights in Company Capital Stock.......8
         1.11     Lost, Stolen or Destroyed Certificates.....................8
         1.12     Taking of Necessary Action; Further Action.................8
         1.13     Purchase Price Adjustment..................................9
         1.14     Contingent Earn-Out.......................................10

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................12

         2.1      Organization, Standing and Power..........................12
         2.2      Capital Structure.........................................12
         2.3      Authority, Conflicts, Consents............................13
         2.4      Company Financial Statements..............................14
         2.5      No Undisclosed Liabilities................................15
         2.6      No Changes................................................15
         2.7      Tax Matters...............................................17
         2.8      Restrictions on Business Activities.......................19
         2.9      Title to Properties; Absence of Liens and Encumbrances;
                   Condition of Equipment ..................................19
         2.10     Intellectual Property.....................................19
         2.11     Agreements, Contracts and Commitments.....................20
         2.12     Interested Party Transactions.............................22
         2.13     Governmental Authorization................................22
         2.14     Litigation................................................22
         2.15     Accounts Receivable.......................................23
         2.16     Minute Books..............................................23
         2.17     Environmental Matters.....................................23

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE
                                                                           ----

         2.18     Brokers' and Finders' Fees................................23
         2.19     Employee Benefit Plans and Compensation...................24
         2.20     Insurance.................................................25
         2.21     Compliance with Laws......................................25
         2.22     Complete Copies of Materials..............................25
         2.23     Representations Complete..................................25
         2.24     Disclosure Schedule.......................................25
         2.25     Development and Supply Agreements.........................26

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SPLASH AND MERGER SUB.......26

         3.1      Organization, Standing and Power..........................26
         3.2      Authority.................................................26
         3.3      SEC Documents; Splash Financial Statements................26
         3.4      No Material Adverse Change................................27

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME............................27

         4.1      Conduct of Business of the Company........................27
         4.2      No Solicitation...........................................29

ARTICLE V - ADDITIONAL AGREEMENTS...........................................30

         5.1      Access to Information.....................................30
         5.2      Confidentiality...........................................30
         5.3      Expenses..................................................30
         5.4      Public Disclosure.........................................30
         5.5      Consents..................................................31
         5.6      FIRPTA Compliance.........................................31
         5.7      Legal Requirements........................................31
         5.8      Notification of Certain Matters...........................31
         5.9      Shareholders Agreements...................................31
         5.10     Further Assurances........................................31
         5.11     Benefits Plans............................................32
         5.12     Third Party Expenses......................................32
         5.13     Termination Payment.......................................32

ARTICLE VI - CONDITIONS TO THE MERGER.......................................32

         6.1      Conditions to Obligations of Each Party to Effect
                   the Merger...............................................32
         6.2      Additional Conditions to Obligations of Company...........33
         6.3      Additional Conditions to the Obligations of Splash
                   and Merger Sub...........................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE
                                                                          ----

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............35

         7.1      Survival of Representations and Warranties................35
         7.2      Escrow Arrangements.......................................35

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER............................41

         8.1      Termination...............................................41
         8.2      Effect of Termination.....................................42
         8.3      Amendment.................................................42
         8.4      Extension; Waiver.........................................42

ARTICLE IX - GENERAL PROVISIONS.............................................43

         9.1      Notices...................................................43
         9.2      Interpretation............................................44
         9.3      Counterparts..............................................44
         9.4      Entire Agreement; Assignment..............................44
         9.5      Severability..............................................44
         9.6      Other Remedies............................................44
         9.7      Governing Law.............................................45
         9.8      Rules of Construction.....................................45

                                INDEX OF EXHIBITS


Exhibit                    Description
-------                    -----------
Exhibit A                  Agreement of Merger

Exhibit B                  Directors and Officers of the Surviving Corporation

Exhibit C                  Form of Shareholder Agreement

Exhibit D                  Form of Legal Opinion of Counsel to Splash

Exhibit E                  Form of Legal Opinion of Counsel to the Company

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 1, 1997 by and among Splash Technology Holdings, Inc., a Delaware corporation ("Splash"), SP Acquisition Corporation, a California
                       ------
corporation and a wholly-owned subsidiary of Splash ("Merger Sub"), and Quintar
                                                      ----------
Holdings Corporation, a California corporation (the "Company").
                                                     -------


                                    RECITALS

         A. The Boards of Directors of each of the Company, Splash and Merger Sub believe it is in the best interests of each company and their respective shareholders that Splash acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock of the Company (the "Company Common Stock"),
                                                        --------------------
all of the issued and outstanding shares of the Company's Series A Preferred Stock (the "Series A Preferred") and all of the issued and outstanding shares of
            ------------------
the Company's Series C Preferred Stock (the "Series C Preferred"; the Series A
                                             ------------------
Preferred and Series C Preferred shall be collectively referred to as "Company
                                                                       -------
Preferred Stock", and the Company Common Stock and Company Preferred Stock shall
---------------
be collectively referred to as "Company Capital Stock"), shall be converted into
                                ---------------------
the right to receive cash consideration in accordance with the terms and subject to the conditions set forth in this Agreement. In addition, pursuant to the Merger, holders of Company Common Stock and Series C Preferred Stock shall be entitled, on a pro-rata basis, to participate in, and become entitled to the cash distributions pursuant to, the contingent earn-out contemplated in Section
1.14 of this Agreement. Finally, pursuant to the Merger but subject to Section 1.6(c)(iv), all outstanding options, warrants and other rights to acquire Company Capital Stock (collectively, "Company Options") shall be assumed by
                                      ---------------
Splash and shall be exercisable following the Merger for shares of Splash Common Stock in accordance with and subject to the conditions set forth in this Agreement.

         C. A portion of the cash consideration otherwise issuable by Splash in connection with the Merger shall be placed in escrow by Splash, the release of which shall be contingent upon certain events and conditions.

         D. The Company, Splash and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:



                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
             ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law (the "CGCL"),
                                                                      ----
Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Splash. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

         1.2 Effective Time. Unless this Agreement is earlier terminated
             --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take
                                                         -------
place as promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Splash and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the
                                     ------------
parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of the State of California in the form attached hereto as Exhibit A (the "Certificate of Merger"), in accordance with
                   ---------       ---------------------
the relevant provisions of the CGCL (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").
 --------------

         1.3 Effect of the Merger. At the Effective Time, the effect of the
             --------------------
Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.
             ------------------------------------

             (a) Unless otherwise determined by Splash prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, provided, however, that Article I of
                                           -----------------
the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is "Splash-Quintar Company"."

             (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The directors and officers of the Surviving
             ----------------------
Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B hereto.
              ---------

         1.6 Cash Consideration; Effect on Capital Stock. The cash consideration
             -------------------------------------------
(hereinafter referred to as the "Merger Consideration") to be provided by Splash
                                 --------------------
and Merger Sub in exchange for all outstanding Company Capital Stock and the cancellation of the Technology Funding and Oxford Warrants (as defined in
Section 1.6(c)(iv)) shall consist of (i) the amount of eleven million seven hundred thousand dollars ($11,700,000), subject to adjustment as set forth in
Section 1.13 below and subject to the provisions of Section 1.8 below and
Article VII hereof (the "Cash Consideration"), plus (ii) any amounts to which
                         ------------------
the Company's shareholders shall become entitled pursuant to the contingent earnout described in Section 1.14 hereof. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

             (a)  Definitions.
                  -----------

                  (i)    Aggregate Common Number.  The "Aggregate Common Number"
                         -----------------------        -----------------------
shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                   (ii)  Aggregate Preferred Number. The "Aggregate Preferred
                         --------------------------       -------------------
Number" shall mean the aggregate number of shares of Company Common Stock
------
issuable upon conversion of the aggregate shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

                   (iii) Aggregate Option Number. The "Aggregate Option Number"
                         -----------------------       -----------------------
shall mean the aggregate number of shares of Company Common Stock issuable on exercise of all Company Options outstanding immediately prior to the Effective Time, whether or not such Company Options shall then be vested and exercisable.

                   (iv)  Aggregate Vested Option Number. The "Aggregate Vested
                         ------------------------------       ----------------
Option Number" shall mean the aggregate number of shares of Company Common Stock
-------------
issuable on exercise of all Company Options outstanding immediately prior to the Effective Time (including 128,629 shares of Common Stock that would be otherwise issuable in connection with the cashless exercise of the Technology Funding and Oxford Warrants), but only to the extent that such Company Options shall be vested and exercisable as of immediately prior to the Effective Time.

                   (v)   Fully Diluted Common Number. The "Fully Diluted Common
                         ---------------------------       --------------------
Number" shall mean, without duplication, the sum of the Aggregate Common Number,
------
the Aggregate Preferred Number and the Aggregate Vested Option Number.

                   (vi)   Escrow Amount. The "Escrow Amount" shall be cash in
                          -------------       -------------
the amount of one million seven hundred fifty-five thousand dollars ($1,755,000), representing 15% of the targeted Cash Consideration; such amount is to be deducted from the Merger Consideration otherwise payable at the Closing and placed in escrow in accordance with the provisions of Section 1.8 and
Article VII of this Agreement.

                   (vii)  Per Share Closing Payment. The "Per Share Closing
                          -------------------------       -----------------
Payment" shall be an amount equal to the quotient obtained by dividing (x) an
-------
amount equal to the Cash Consideration (as adjusted to the Closing pursuant to Section 1.13) less (1) $199,375 payable in connection with the cancellation of the Technology Funding and Oxford Warrants and (2) the Escrow Amount, by (y) an amount equal to the Fully Diluted Common Number less 128,629 (representing the shares of Common Stock that would be otherwise issuable in connection with the cashless exercise of the Technology Funding and Oxford Warrants). By way of example only, at the time of execution of this Agreement the Fully Diluted Common Number is represented by the Company to be 7,539,866 shares; accordingly, assuming Cash Consideration of $11,700,000 and an Escrow Amount of $1,755,000, the Per Share Closing Payment would be ($11,700,000 - $199,375 - $1,755,000) /
(7,539,866 -128,629) shares, or $1.3150 per share.

                   (viii) Proportionate Escrow Interest. A Company shareholder's
                          -----------------------------
"Proportionate Escrow Interest," applicable to each holder of record of Company
 -----------------------------
Capital Stock as of immediately prior to the Effective Time, shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such holder as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock held of record by such holder as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock outstanding as of immediately prior to the Effective Time.

                   (ix)   Proportionate Earnout Interest. A Company
                          ------------------------------
shareholder's "Proportionate Earnout Interest," applicable to each holder of
               ------------------------------
record of Company Common Stock or Company Series C Preferred Stock as of immediately prior to the Effective Time, shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such holder as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Series C Preferred Stock held of record by such holder as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Series C Preferred Stock outstanding as of immediately prior to the Effective Time.

                   (x)    "Option Exchange Ratio" shall mean the ratio obtained
                           ---------------------
by dividing (x) the quotient obtained by dividing (1) an amount equal to the Cash Consideration (as adjusted to the Closing pursuant to Section 1.13), by (2) the Fully Diluted Common Number, by (y) the average per share closing price of Splash Common Stock over the thirty (30) trading days immediately preceding the Closing Date as reported by the Nasdaq National Market.

                  (b) Conversion of Company Capital Stock. Each share of Company
                      -----------------------------------
Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined and to the extent provided in Section 1.7(a)) will at the Effective Time be canceled and extinguished and converted automatically into the right to receive the following consideration:

                      (i) Each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive promptly following the Closing an amount equal to the Per Share Closing Payment;

                      (ii) Each share of Company Capital Stock issued and outstanding as of immediately prior to the Effective Time shall be entitled to receive a Proportionate Escrow Interest of any amounts distributable to such holders pursuant to Article VII hereof; and

                      (iii) Each share of Company Common Stock and Company Series C Preferred Stock shall be entitled to receive a Proportionate Earnout Interest of any amounts distributable to such holders pursuant to Section 1.14 hereof.

                  (c) Company Options. At the Effective Time, subject to Section
                      ---------------
1.6(c)(iv) below each Company Option shall be assumed by Splash in accordance with provisions described below.

                      (i) At the Effective Time, each Company Option, whether or not vested and exercisable, shall be, in connection with the Merger, canceled and in substitution therefor Splash shall issue a new option (a "Splash Option"). Each Splash Option shall continue to be subject to the same terms and conditions as the respective Company Option, including vesting, except that (A) each Splash Option shall be exercisable for that number of whole shares of Splash Common Stock equal to the product of (1) the number of shares of Company Capital Stock (on an as converted into Common Stock basis) that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (2) the Option Exchange Ratio (rounded up to the nearest whole number of shares of Splash Common Stock), (B) the exercise price per share of Splash Common Stock under such Splash Option shall be equal to the quotient determined by dividing (1) the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time (on an as converted into Common Stock basis), by (2) the Option Exchange Ratio (rounded down to the nearest whole cent), and (C) in the case of Company Options originally granted under the Company's 1993 Stock Option Plan, the substituted Splash Options shall be governed by the terms of the Splash 1996 Stock Option Plan and standard form of agreement thereunder.

                      (ii) It is the intention of the parties that the Company Options assumed by Splash qualify following the Effective Time as incentive stock options as defined in Section 422 of the

Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                      (iii) As promptly as practicable following the Effective Time, Splash will issue, to each holder of an outstanding Company Option immediately prior to the Effective Time, a new Splash Option in respect of the canceled Company Option.

                      (iv) Notwithstanding any other provision of this Agreement, in connection with the Merger and in return for an aggregate payment of $199,375 ($79,750 to Technology Funding and $119,625 to Oxford Partners), the Company warrants to purchase an aggregate of 362,500 shares of Common Stock, at an exercise price of $1.00 per share, issued to Technology Funding (145,000 shares) and Oxford Partners (217,500 shares) (collectively, the "Technology
                                                                 ----------
Funding and Oxford Warrants") shall be canceled at the Effective Time of the
---------------------------
Merger.

                  (d) Capital Stock of Merger Sub. Each share of Common Stock of
                      ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.7      Dissenting Shares.
                  -----------------

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent
                   -----------------
a right to receive the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the CGCL.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the escrow provisions set forth in Section 1.8 and Article VII hereof.

                  (c) The Company shall give Splash (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the CGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Splash, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Splash or the Company makes any payment or payments in respect of any Dissenting Shares, Splash shall be entitled to recover under the terms of Article VII hereof (x) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such Dissenting Shares plus (y) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by Splash or the Company in connection with calculating, settling or litigating the amount of, or making, any such payment.

         1.8      Escrow. Promptly after the Effective Time, Splash shall
                  ------
deposit cash constituting the Escrow Amount into an escrow account pursuant to
Article VII below, of the aggregate Cash Consideration otherwise payable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be nearly as may be practical in proportion to such holder's Proportionate Escrow Interest.

         1.9      Surrender of Certificates; Payment of Merger Consideration.
                  ----------------------------------------------------------

                  (a) Exchange Agent. Comerica Bank - California (the "Exchange
                      --------------                                   --------
Agent") shall act as exchange agent in the Merger.
-----

                  (b) Splash to Provide Cash. Promptly after the Effective Time,
                      ----------------------
Splash shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate Cash Consideration payable pursuant to
Section 1.6 provided, that, (i) on behalf of the holders of Company Capital
            --------------
Stock, Splash shall deposit cash constituting the Escrow Amount into an escrow account pursuant to Section 1.8 and Article VII below, out of the aggregate Cash Consideration otherwise payable pursuant to Section 1.6 (the portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be as nearly as may be practical in proportion to such holder's Proportionate Escrow Interest) and (ii) cash in an aggregate amount of $199,375 and constituting a portion of the Merger Consideration shall be payable in connection with the cancellation of the Technology Funding and Oxford Warrants, as contemplated in Section 1.6(c)(iv) and 1.9(c)(ii).

                  (c) Exchange Procedures.
                      -------------------

                      (i) Subject to Section 1.9(i)(ii), as soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented
      ------------
outstanding shares of Company Capital Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Splash may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to Splash or to such agent or agents as may be appointed by Splash, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to Section 1.6 (subject to Section 1.13 and subject to the escrow provisions of Section 1.8 and Article VII) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share (subject to Sections 1.7 and 1.13 and subject to the escrow provisions of Section 1.8 and Article VII).

                      (ii) At such time as Technology Funding and Oxford Partners, as applicable, surrender their Certificates for payment pursuant to
Section 1.9(c)(i), the Exchange Agent shall pay to Technology Funding and Oxford Partners $79,750 and $119,625, respectively, as payment for the cancellation of their respective Technology Funding and Oxford Warrants.

                  (d) Transfers of Ownership. If any payment is to be made to a
                      ----------------------
person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (e) No Liability. Notwithstanding anything to the contrary in
                      ------------
this Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 No Further Ownership Rights in Company Capital Stock. The Merger
              ----------------------------------------------------
Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I (subject to the escrow provisions of Article VII).

         1.11 Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form satisfactory to Splash and the Exchange Agent of that fact by the holder thereof, such amount as may be required pursuant to this
Article I; provided, however, that Splash may, in its discretion and as a
           -----------------
condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Certificates to deliver a bond in such sum as Splash may reasonably direct as indemnity against any claim that may be made against Splash, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.12 Taking of Necessary Action; Further Action. If, at any time after
              ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to vest Splash with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

         1.13 Purchase Price Adjustment. The Purchase Price will be subject to
              -------------------------
adjustment as follows:

              (a) Working Capital Adjustment.
                  --------------------------

                  (i)  Closing Balance Sheet. As soon as practicable (but in no
                       ---------------------
event later than 45 days) following the Closing, the Company will, at the expense of the Surviving Corporation, prepare and cause to be audited by Coopers & Lybrand, independent auditors, and the Company will deliver to Splash and the Shareholders' Agent (as defined in Article VII), a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet
                             ---------------------
will be prepared in accordance with generally accepted accounting principles ("GAAP") consistent with the basis of accounting and procedures and methods
  ----
employed by the Company in its December Balance Sheet (as defined in Section 2.4(a) hereunder). During the conduct of the audit, the Company will cooperate in all respects with the independent auditors for the purposes of completing the Closing Balance Sheet. In addition, the Company and the independent auditors shall be available for periodic inquiry by Splash, the Shareholders' Agent and the Company, and the independent auditors will answer such questions as Splash or the Shareholders' Agent may have and provide such additional schedules and materials as Splash or the Shareholders Agent may reasonably request in order to permit a meaningful review of the Closing Balance Sheet.

                  (ii)  Definition. "Working Capital" will mean the aggregate of
                        ----------   ---------------
all current assets including cash, net accounts receivable (less allowances for doubtful accounts), net value of inventory (adjusted for all applicable write-downs and write-offs) and prepaid expenses, less all current liabilities of any kind, which liabilities will include, but not be limited to, accounts payable, royalties payable, warranty reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue and other current liabilities.

                  (iii) Disputes. At any time within 30 days following the
                        --------
delivery of the Closing Balance Sheet to Splash and the Shareholders' Agent (the "Review Period"), Splash or the Shareholders' Agent may dispute any amounts
 -------------
reflected or not reflected on the Closing Balance Sheet to the extent the net effect of all such disputed amounts in the aggregate would affect the Working Capital amount, but only on the basis that such amounts were not arrived at in accordance with Section 1.13(a)(i); each of Splash and the Shareholders' Agent will notify the other in writing of each such disputed item, and will specify the amount thereof in dispute, not later than the expiration of the

Review Period. If Splash and the Shareholders' Agent are able to resolve all the disputed items, then the Closing Balance Sheet agreed upon by Splash and the Shareholders' Agent will be final, binding and conclusive on the parties hereto. If Splash and the Shareholders' Agent are unable to resolve any disputed item and are therefore unable to agree as to the Closing Balance Sheet and the resultant Working Capital amount within 20 days following the expiration of the Review Period, then within 10 days thereafter either Splash or the Shareholders' Agent may elect that the items remaining in dispute be submitted for resolution to a nationally recognized accounting firm (the member of which who will be primarily responsible for resolving such disputes will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues) selected by mutual agreement of Splash and the Shareholders' Agent (or failing such agreement between Splash and the Shareholders' Agent, as selected by mutual agreement between Splash's independent accountants and the Company's independent accountants (prior to the Merger), or failing such appointed by the American Arbitration Association) (the "Accountants"). The Accountants will, within 30
                               -----------
days after submission, determine, based solely on presentations by Splash and the Shareholders' Agent (and their representatives) and not by independent review, and render a written report to the parties upon, such remaining disputed items and the resultant calculation of the Closing Balance Sheet and the Working Capital amount in accordance with the provisions hereof, and such report and the resultant Closing Balance Sheet will be final, binding and conclusive on the parties hereto. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Accountants (and of the American Arbitration Association, if any) (a) will be paid out of the Escrow Fund established under Article VII if the Working Capital amount finally determined pursuant to this Section 1.13(a)(iii) shall be more than $50,000 below the Working Capital amount reflected on the Closing Balance Sheet originally submitted pursuant to Section 1.13(a)(i) hereof, or (b) will be borne by Splash if the Working Capital amount finally determined pursuant to this Section 1.13(a)(iii) is less than $50,000 below the Working Capital amount reflected on the Closing Balance Sheet originally submitted pursuant to Section 1.13(a)(i) hereof. Splash and the Company hereby agree to cooperate and work in good faith and as expeditiously as reasonably possible to resolve any and all Closing Balance Sheet disputes.

                      (iv)  Adjustment. In the event that the Working Capital of
                            ----------
the Company as of the Closing Date as reported in the Closing Balance Sheet is more negative than $(250,000) (excluding any liabilities for Third Party Expenses for which an adjustment is made on the Closing Date pursuant to Section 1.13(b)), then the Purchase Price shall be reduced to the extent of such deficiency. Splash shall provide written notice of such deficiency to the Escrow Agent pursuant to the provisions of Article VII, and the deficiency shall be payable to the Company as an escrow claim thereunder (pursuant to the procedure set forth in such Article VII).

                  (b) Expense Adjustment. In accordance with Section 5.3 of this
                      ------------------
Agreement, in the event that the Third Party Expenses (as defined in Section 5.3 hereof) incurred by the Company exceeds the sum of $250,000, then (i) to the extent any such excess is known as of the Closing Date the Cash Consideration payable pursuant to Section 1.6 shall be reduced by the amount of such excess, and (ii) to the extent any such excess is not known as of the Closing Date the excess shall when known be paid to Splash out of the Escrow Fund described in Article VII.

         1.14 Contingent Earn-Out. In addition to the Cash Consideration payable
              -------------------
following the Closing pursuant to Section 1.6, the certain shareholders of the Company shall be entitled to receive additional Merger Consideration in an aggregate amount up to $3,200,000 in the event that the Company shall achieve certain financial metrics following the Closing. Splash shall cause the Company to use commercially reasonable efforts to achieve such metrics fully, to the extent reasonably practical consistent with the business of the Company as it may evolve. There shall be four independent financial metrics, as follows:

              (a) Power Q Revenues (as defined below) of $2,222,222 to $3,333,333 for the period from the Effective Time through December 31, 1997;

              (b) Operating Income (as defined below) of $444,445 to $667,000 for the period from the Effective Time through December 31, 1997;

              (c) Power Q Revenues of $4,444,445 to $6,666,667 for the six months ending June 30, 1998; and

              (d) Operating Income of $888,888 to $1,333,333 for the six months ending June 30, 1998.

              "Power Q Revenues" shall mean revenues recognized by the
               ----------------
Company in its divisional financial statements, net of sales returns, allowances and reserves, in accordance with GAAP and the accounting rules of the Securities and Exchange Commission, deriving from sales of all Power PC-based products, including royalties received by the Company from Adobe relating to Power PC-based products and properly recognized in the respective period. "Operating
                                                                     ---------
Income" shall be determined in accordance with GAAP as applied consistently with
------
the Company's historic accounting practices, including nonrecurring engineering revenues (in an amount not to exceed $1,000,000 for the period in paragraph (b) above and not to exceed $800,000 for the period in paragraph (d) above, for the purposes of this computation) but excluding the reversal of any one-time reserves or restructuring reserves included in the Closing Balance Sheet, subject however to proper recognition under the accounting rules of the Securities and Exchange Commission.

              Each individual milestone must be achieved at least to the extent of the low end of the range specified for such milestone in order to result in an earnout accrual based on such target. It shall not be necessary, however, that all of the milestones be achieved in order that eligible shareholders to be entitled to the earnout accrual based on any one milestone. Upon achievement of a given milestone (to at least the minimum required threshold), the participating shareholders of the Company shall be entitled to receive an aggregate payment equal to the product of (i) $800,000 and (ii) the proportion of the milestone achieved, based on the top of the milestone range (but not to exceed a proportion of 100%, which gives rise to the maximum accrual of $800,000). The milestone payments shall be cumulative, such that if only one milestone is achieved the eligible shareholders shall be entitled to receive an aggregate payment of $800,000 (or a portion thereof based on the extent of milestone achievement) and if all four milestones are achieved the eligible shareholders shall be entitled to receive an aggregate payment of up to $3,200,000 (based on the extent of achievement of each individual milestone).

                  The achievement of any of the foregoing milestones shall be reviewed and certified by Coopers & Lybrand, independent auditors. In the event of any dispute as to the achievement of a milestone, such dispute shall be resolved in a manner consistent with the dispute resolution process set forth in
Section 1.13(a)(iii).

                  To the extent that a milestone is achieved, the funds distributable to the participating shareholders of the Company as provided above shall be payable as follows. Each holder of record of Company Common Stock or Company Series C Preferred Stock as of immediately prior to the Effective Time shall be entitled to receive an amount equal to the product of (x) the aggregate amount of funds to be so distributed, times (y) such holder's Proportionate Earnout Interest. Such amount shall be payable to any holder at such holder's most recent address of record on the books of the Company, and shall be payable promptly after determination of achievement (and in any event within 45 days of completion of the audit determining such achievement).


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a document of even date herewith and delivered by the Company to Splash prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Splash as
 ---------------------------
set forth in this Article II. Except as the context otherwise indicates, all references to "the Company" herein include the Company and its subsidiaries, taken as a whole.

         2.1  Organization, Standing and Power. Each of the Company and its
              --------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. The Company has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of the Company and each of its subsidiaries, each as amended to date, to Splash. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by the Company free and clear of all liens, charges, claims, security interests or other encumbrances of any sort ("Liens") or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.     Capital Structure.
                -----------------

                  (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 997,541 shares are issued and outstanding, and 7,000,000 shares of Preferred Stock, of which (i) 4,200,000 shares are designated Series A Preferred, of which 4,160,445 shares are issued and outstanding, (ii) 1,200,000 shares are designated Series B Preferred Stock ("Series B Preferred"), none of which is outstanding, and (iii) 2,166,668 shares are designated Series C Preferred, of which 1,500,001 shares are issued and outstanding. A list of all the holders of the Company Capital Stock, together with number of shares held by each of them and the kind of stock held, is set forth in Section 2.2(a) of the Company Disclosure Schedule. There are no other outstanding shares of capital stock or voting securities. Of the outstanding Common Stock, an aggregate of 972,541 shares were originally issued under restricted stock purchase agreements providing for repurchase by the Company at cost of shares that are unvested as of the date of termination of employment; of such shares, all are vested and none are unvested as of the date of this Agreement. No such shares are subject to acceleration of vesting in connection with the transactions contemplated by this Agreement. Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                  (b) The Company has reserved 1,485,500 shares of Company Common Stock for issuance to employees and consultants pursuant to the Quintar Holdings Corporation 1993 Stock Option Plan (the "Plan"), of which 25,000 shares have been issued to date pursuant to option exercises and 1,460,500 shares are subject to outstanding, unexercised options. A list of all holders of Company Options, together with the number of Company Options held by each of them and the number of shares subject to such Company Options which are vested and exercisable (to the extent applicable), is set forth in Section 2.2(b) of the Company Disclosure Schedule. Such Company Options have been duly and properly authorized and validly issued, consistent with proper corporate action, all applicable employee benefits plans and all applicable federal and state securities laws. There are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The terms of the Plan permit the assumption or substitution of options or warrants, as applicable, to purchase Splash Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Company shareholders, or otherwise, and without acceleration of the exercisability of any option, warrant, call, right, commitment or agreement and without acceleration of the rate of lapsing of any Company repurchase right or right of cancellation. True and complete copies of all agreements and instruments relating to or issued under the Plan have been made available to Splash and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Splash.

         2.3      Authority, Conflicts, Consents.
                  ------------------------------

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company including, without limitation, the approval of this Agreement and the Merger by the Company's shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles
                                  --------
of Incorporation or Bylaws of the Company or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental
                                                                ------------
Entity") is required by or with respect to the Company or any of its
------
subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country. Section 2.3(c) of the Company Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of the Company or its subsidiaries that are required to be obtained by the Company or its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

         2.4      Company Financial Statements.
                  ----------------------------

                  (a) Section 2.4(a) of the Company Disclosure Schedule includes the Company's audited consolidated financial statements (balance sheets, statements of operations, statements of shareholder's equity and statements of cash flows) as of December 31, 1995 and 1994 and for the periods ended December 31, 1995 and 1994, and the Company's unaudited balance sheet and statement of operations as of and for the year and three (3) months ended December 31, 1996 and March 31, 1997, respectively (collectively, the "Financial Statements"). The
                                                     --------------------
Financial Statements are complete and correct in all respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except that the unaudited financial statements for the year and the three (3) months ended December 31, 1996 and March 31, 1997, respectively, are subject to normal recurring adjustments and do not contain the footnotes necessary to be in accordance with GAAP). The Financial Statements present fairly the financial position and operating results of the Company as of the dates and during the periods indicated therein. The balance sheet of the Company as of December 31, 1996 is hereinafter referred to as the "December
                                                                   --------
Balance Sheet." The unaudited balance sheet of the Company as of March 31, 1997
-------------
is hereinafter referred to as the "March Balance Sheet." Since December 31, 1996
                                   -------------------
there has been no material change in the Company's accounting policies.

                  (b) The financial projections of the Company set forth in
Section 2.4(b) of the Company Disclosure Schedule (the "Projections"), were
                                                        -----------
prepared by the Company in good faith. The Company makes no representations and warranties, and expressly disclaims all express or implied representations and warranties, relating to the Projections except that such Projections were prepared by the Company in good faith.

         2.5      No Undisclosed Liabilities. Except for obligations incurred in
                  --------------------------
the ordinary course of business which individually do not exceed $10,000 and which in the aggregate do not exceed $50,000, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the March Balance Sheet, and (ii) has not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the March Balance Sheet, and (iii) has not arisen in the ordinary course of the Company's business since the date of the March Balance Sheet.

         2.6      No Changes. Since December 31, 1996 there has not been,
                  ----------
occurred or arisen any:

                  (a) transaction by the Company or its subsidiaries except in the ordinary course of business as conducted on that date;

                  (b) capital expenditure or commitment by the Company or its subsidiaries that has exceeded $25,000 individually or $50,000 in the aggregate;

                  (c) destruction of, damage to or loss of any material assets, business or customer of the Company or its subsidiaries (whether or not covered by insurance);

                  (d) labor trouble or claim of wrongful discharge of which the Company or its subsidiaries has received written notice or of which the Company is aware or other unlawful labor practice or action; Section 2.6(d) of the Company Disclosure Schedule includes a list of all employees who have been terminated by the Company since January 1, 1995;

                  (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the March Balance Sheet;

                  (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company Capital Stock, or any split, combination or reclassification of any of the Company Capital Stock or the issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Capital Stock, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company Capital Stock (or options, warrants, or other rights exercisable therefor).

                  (h) increase of over 10% in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, or grants of options or other employee stock awards representing more than 20,000 shares in the aggregate or otherwise not in the ordinary course of business except as otherwise contemplated by this Agreement.

                  (i) sale, lease, license or other disposition of any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business;

                  (j) amendment or termination or violation of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it or they are bound other than termination by the Company or such subsidiary pursuant to the terms thereof in the ordinary course of business;

                  (k) loan by the Company or any of its subsidiaries to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company or any of its subsidiaries of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others;

                  (l) waiver or release of any material right or claim of the Company or any of its subsidiaries, including any material write-off or other compromise of any account receivable of the Company;

                  (m) the commencement or notice or, to the knowledge of the Company or its subsidiaries, threat of commencement of any lawsuit or proceeding against or investigation of the Company or any of its subsidiaries or their affairs;

                  (n) claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.10 below), or to the knowledge of the Company, of infringement by the Company or any of its subsidiaries of any third party's Intellectual Property rights;

                  (o) issuance, sale or exemption by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of exercises of outstanding stock options granted under the Plan or other rights previously granted to purchase shares of the Company Capital Stock, provided that such options and other rights are included among the options and rights specified in paragraph 2.2(b) above;

                  (p) change in pricing or royalties set or charged by the Company;

                  (q) any event or condition of any character that has had or is reasonably likely to have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operating, results of operations or, to the Company's knowledge, prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); or
                                          -----------------------

                  (r) agreement by the Company, any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Splash and its representatives regarding the transactions contemplated by this Agreement).

         2.7      Tax Matters.
                  -----------

                  (a) Definition of Taxes. For the purposes of this Agreement,
                      -------------------
"Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and
 ---                     -----
foreign taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b)      Tax Returns and Audits.
                           ----------------------

                           (i)   The Company as of the Effective Time will have
prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes attributable to the Company and such Returns are true and correct in all respects and have been completed in accordance with applicable law, except in any instance where failure to do so will not give rise to any future liability.

                           (ii)  The Company as of the Effective Time: (A) will
have paid or accrued all material Taxes it is required to pay or accrue whether or not shown on the Returns and (B) will have withheld and remitted in a timely manner with respect to its employees all material federal and state income taxes, FICA, FUTA and any other Taxes required to be withheld and remitted.

                           (iii) Since December 31, 1993, the Company has not
been delinquent in the payment of any Tax. There has been no Tax deficiency assessed or proposed against the Company which has not been resolved with the appropriate tax authorities and paid or properly accrued, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

                           (iv)  There are no audits or examinations in progress
or claims against the Company for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received.

                           (v)   The Company is an accrual basis taxpayer and
does not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with GAAP on the March Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                           (vi)  There are no Liens on the assets of the Company
relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                           (vii) The Company has no knowledge of any basis for
the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company.

                           (viii) As of the Effective Time, there will not be
any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                           (ix) The Company is not a party to a tax sharing,
indemnification or allocation agreement (other than this Agreement) nor does the Company owe any amount under any such agreement.

                           (x)  The Company is not, and has not been within the
time period set forth in Section 897(c)(i)(A)(ii), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xi)  Copies of (A) any Tax examinations, (B)
extensions of statutory limitations for the collection or assessment of Taxes and (C) the Returns of the Company for the last fiscal year have been delivered to Splash.

                           (xii) The Company has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xiii) The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                           (xiv)  The Company has not been a member of an
affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

         2.8      Restrictions on Business Activities. There is no agreement
                  -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, otherwise binding upon the Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries or the conduct of business as currently conducted or as proposed to be conducted by the Company or any of its subsidiaries.

         2.9      Title to Properties; Absence of Liens and Encumbrances;
                  -------------------------------------------------------
Condition of Equipment.
----------------------

                  (a) Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and its subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of the Company.

                  (b) The Company and its subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Company Financial Statements and except for Liens for taxes not yet due and payable.

                  (c) The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

         2.10     Intellectual Property.
                  ---------------------

                  (a) The Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and irrevocable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used or proposed to be used in
                ---------------------
the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted by the Company and its subsidiaries.

                  (b) Section 2.10 of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing included in the Company Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such Company Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting.

                  (c) Section 2.10 of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any subsidiary is a party and pursuant to which the Company, a subsidiary of the Company or any other person is authorized to use Company Intellectual Property that is material to the Company and its subsidiaries, taken as a whole, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any subsidiary is in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby,
(i) will not cause the Company or any subsidiary to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require the Company or any subsidiary to repay any funds already received by it from a third party. Except for rights granted in agreements, licenses or sublicenses described in Schedule 2.10 of the Company Disclosure Schedule, the Company or one of its subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used.

                  (d) No claims contesting the Company's (or any subsidiary's) ownership of or right to use Company Intellectual Property, or asserting any right of a third party to use any Company Intellectual Property, have been asserted or threatened to the Company or its agents, nor are there any valid grounds for any bona fide claims (i) against the use by the Company or any subsidiary of any Company Intellectual Property used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (ii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property.

                  (e) To the knowledge of the Company, (i) there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company, and (ii) no Company Intellectual Property or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has a policy requiring each employee and contractor materially involved in proprietary aspects of the Company's business to execute nondisclosure of proprietary information and confidentiality agreements in the Company's standard forms, and all current and former employees, consultants and contractors of the Company involved in proprietary aspects of the Company's business have executed such an agreement.

         2.11     Agreements, Contracts and Commitments.
                  -------------------------------------

                  (a) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries does not have continuing obligations under, is not a party to nor is it bound by:

                          (i)      any collective bargaining agreements,

                          (ii)     any agreements or arrangements that contain
any severance pay, post-employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

                          (iii)     any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                          (iv)      any employment or consulting agreement,
contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                           (v)      any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

                           (vi)     any fidelity or surety bond or completion
bond,

                           (vii)    any lease of personal property having annual
lease payments individually in excess of $25,000,

                           (viii)   any agreement of indemnification, warranty
or guaranty other than in the ordinary course of business,

                           (ix)     any agreement, contract or commitment
containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                           (x)      any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $50,000,

                           (xi)     any agreement, contract or commitment
relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business or any subsidiary's business,

                           (xii)    any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                           (xiii)   any distribution, joint marketing or
development agreement, or

                           (xiv)    any agreement, contract or commitment with
any customer or vendor which, during the last two fiscal years of the Company, accounted, or is expected to account during the Company's current fiscal year, for more than 5% of the Company's revenue or 10% of the Company's trade payables, as applicable.

                      (xv) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

                  (b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth in Section 2.10 or Section 2.11(a) of the Company Disclosure Schedule (a "Company Contract"). Each Company Contract is in
                                ----------------
full force and effect and, except as otherwise disclosed in Section 2.11(b) of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company or any subsidiary is aware by any party obligated to the Company or any subsidiary pursuant thereto.

         2.12 Interested Party Transactions. No officer, director or, to the
              -----------------------------
Company's knowledge, employee or shareholder of more than 5% of the Company Capital Stock (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Section
2.11 of the Company Disclosure Schedule; provided, however, that passive
                                         -----------------
ownership of no more than five percent (5%) of the outstanding voting stock of a corporation shall not be deemed an "interest in any entity" for purposes of this
Section 2.12.

         2.13 Governmental Authorization. Section 2.13 of the Company Disclosure
              --------------------------
Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company or its subsidiaries currently operate or hold any interest in any of its or their properties or (ii) which is required for the operation of its or their business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force
        ----------------------
and effect and constitute all Company Authorizations required to permit the Company and its subsidiaries to operate or conduct their business or hold any interest in their properties or assets.

         2.14 Litigation. There is no private or governmental action, suit,
              ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

         2.15 Accounts Receivable. All accounts receivable of the Company
              -------------------
reflected on the March Balance Sheet ("Accounts Receivable") of the Company
                                       -------------------
arose in the ordinary course of business, are carried at values determined in accordance with generally accepted accounting principles consistently applied and, to the Company's knowledge, are collectible except to the extent of reserves therefor set forth in the March Balance Sheet. No person has any Lien on any such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         2.16 Minute Books. The minute books of the Company made available to
              ------------
counsel for Splash are the only minute books of the Company and contain an accurate summary of all material transactions approved by the directors (or committees thereof) and shareholders since the time of incorporation of the Company.

         2.17 Environmental Matters.
              ---------------------

              (a) No substance that is regulated by any foreign, federal, state or local governmental authority or that has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a "Hazardous Material") is present in, on or under any
                            ------------------
property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased (herein, a "Company Facility"), except as permitted
                                         ----------------
by and managed in accordance with applicable law.

              (b) Neither the Company nor any of its subsidiaries has transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials ("Hazardous Materials
                                                       -------------------
Activity") in violation of any applicable foreign, federal, state or local
--------
statute, rule, regulation, order or law.

              (c) Each of the Company and its subsidiaries is and at all times has been in compliance with all foreign, federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

              (d) No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the knowledge of the Company and its subsidiaries, threatened, concerning the Hazardous Materials Activities of the Company or any of its subsidiaries and/or any Company Facilities, and neither the Company nor any of its subsidiaries is aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose any environmental liability upon the Company or any of its subsidiaries.

         2.18 Brokers' and Finders' Fees. The Company has not incurred, nor will
              --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except only a $250,000 advisory fee payable by the Company to Prudential Securities Incorporated. A complete and accurate copy of the engagement letter relating to such advisory fee has been provided to Splash. Section 2.18 of the Company Disclosure Schedule identifies all Third Party Expenses (as defined in Section 5.3) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.19     Employee Benefit Plans and Compensation.
                  ---------------------------------------

                  (a) The Company Disclosure Schedule lists, with respect to the Company, any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of
                                        ---------------
Section 414(b), (c), (m) or (o) of the Code or any subsidiary of the Company (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all loans to employees (except loans to a given individual from the individual's tax-qualified retirement plan) in excess of $25,000, loans to officers (except loans to a given individual from the individual's tax-qualified retirement plan), and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, disability, employee relocation, cafeteria (pursuant to section 125 of the Code), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, providing an aggregate amount of annual benefits in excess of $25,000, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which current or contingent obligations of the Company of greater than $25,000 exist for the benefit of, or relating to, any current or former employee, consultant or director of the Company (together, the "Company
                                                                       -------
Employee Plans"), and a copy of each such Company Employee Plan and each summary
--------------
plan description and annual report on the Form 5500 Series required to be filed with any government agency for each Company Employee Plan for the three most recent Plan years has been delivered to Splash.

                  (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by Code Section 4980B or applicable state law conversion rights;
(ii) there has been no "prohibited transaction," as such term is defined in
Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan; (iii) all Company Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto and including all applicable requirements for notification to participants or to the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") as to such qualification,
                                               ---
and, to the best knowledge of the

Company, nothing has occurred which could reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made by the Company or any of its subsidiaries to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; and
(vi) no Company Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

                  (c) With respect to each Company Employee Plan, the Company has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                                -----
proposed regulations thereunder.

         2.20 Insurance. Section 2.20 of the Company Disclosure Schedule lists
              ---------
all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no claim by the Company or its subsidiaries pending under any of such policies or bonds as to which the Company or its subsidiaries has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and its subsidiaries have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.21 Compliance with Laws. The Company has complied with, is not in
              --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

         2.22 Complete Copies of Materials. The Company has delivered or made
              ----------------------------
available to Splash true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company Disclosure Schedule or that has been requested in writing by Splash or its counsel.

         2.23 Representations Complete. None of the representations or
              ------------------------
warranties made herein by the Company (as modified by the Company Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         2.24 Disclosure Schedule. The Company Disclosure Schedule has been
              -------------------
prepared and executed by the Company and dated and delivered on the date of this Agreement. The Company shall endeavor to disclose in the Company Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed.

         2.25 Development and Supply Agreements. The consummation of the
              ---------------------------------
transactions contemplated by any one Development and Supply Agreement entered into by the Company will not give rise to a Conflict under any other Development and Supply Agreement to which the Company is party.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SPLASH AND MERGER SUB

         Splash and Merger Sub represent and warrant to the Company as follows:

         3.1 Organization, Standing and Power. Splash is a corporation duly
             --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Splash and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business, assets, financial condition, or results of operations of Splash or the ability of Splash and Merger Sub to consummate the transactions contemplated hereby.

         3.2 Authority. Each of Splash and Merger Sub have all requisite
             ---------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Splash and Merger Sub. This Agreement has been duly executed and delivered by Splash and Merger Sub and constitutes the valid and binding obligations of Splash and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the charter documents of, Splash and Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Splash and Merger Sub in connection with the execution and delivery of this Agreement by Splash and Merger Sub or the consummation by Splash and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

                                      27-

         3.3 SEC Documents; Splash Financial Statements. Splash has furnished or
             ------------------------------------------
made available to the Company true and complete copies of (i) all reports and registration statements filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since its initial public offering in
                       ------------
October 1996, all in the form (including exhibits) so filed (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents
 -------------
complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

         3.4 No Material Adverse Change.  Since the date on which the most
             --------------------------
recent SEC Document was filed by the Company and prior to the date of this Agreement, there has not been, occurred or arisen any event or condition of any character that has had or creates a reasonable risk of having a material adverse effect on the business, assets, financial condition or results of operations of Splash.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date
             ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Splash shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by Splash and the Company, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Splash of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company (and each of its subsidiaries) shall not, without the prior written consent of Splash:

                  (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section 2.6 hereof;

                  (b) Transfer to any person or entity any material rights to the Company's Intellectual Property (other than such transfers effectuated in the ordinary course of business);

                  (c) Enter into or amend any agreements not cancelable by the Company without penalty on ninety (90) days notice or less pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

                  (d) Materially amend, terminate or violate any distribution agreement or material contract, agreement or license which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof in the ordinary course of business and without financial penalty to the Company;

                  (e) Commence any material litigation;

                  (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

                  (g) Except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Options or conversion of Company Preferred Stock, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws (or comparable organizational documents);

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                  (j) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

                  (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by the Company in the ordinary course of business and under existing term loans or revolving credit lines in an amount not more than $50,000) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

                  (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in Section 2.11(a) of the Company Disclosure Schedule;

                  (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with annual reviews scheduled during such period;

                  (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

                  (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (q) Enter into any development, joint marketing or other strategic arrangement or agreement; or

                  (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform the transactions contemplated herein or its covenants hereunder.

         4.2      No Solicitation.
                  ---------------

                  (a) Until the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, as the case may be, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Splash or its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than Splash of the Company or any of its subsidiaries or any material portion of the business of the Company and its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition") or of any material portion of its or their capital
 -----------------------
stock or assets (an "Equity Transaction"), (ii) provide information with respect
                     ------------------
to it or any of its
subsidiaries to any person, other than Splash, relating to or in connection with an Alternative Acquisition or Equity Transaction, (iii) enter into an agreement with any person, other than Splash, providing for an Alternative Acquisition or Equity Transaction or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative Acquisition or Equity Transaction.

                  (b) If, prior to the Effective Time or the Termination of this Agreement, the Company or any of its subsidiaries receives any bona fide offer or proposal relating to any of the above, the Company shall immediately notify Splash thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Access to Information. The Company shall afford Splash and its
             ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Effective Time or Termination to (a) all of the Company's properties, books, contracts, commitments and records, and (b) with the consent of the Company, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Splash may reasonably request including, without limitation, access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Splash and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.2 Confidentiality. Each of the parties hereto hereby agrees to keep
             ---------------
such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential in accordance with the terms of the confidentiality agreement executed by Splash and the Company as of November 5, 1996, (the "Confidentiality Agreement").
                                      -------------------------

         5.3 Expenses. If the Merger is consummated, all fees and expenses
             --------
incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting (including fees and expenses in connection with the Company's 1996 year end audit), financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses"), shall be the obligation of the Surviving
          --------------------
Corporation, provided, that, to the extent the aggregate Third Party Expenses of
             --------------
the Company exceed $250,000, an adjustment shall be made to the Merger Consideration pursuant to Section 1.13(b). If the Merger is not consummated, the Company shall bear all Third Party Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Each other party (including without limitation shareholders of the Company) shall bear all its own Third Party Expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         5.4 Public Disclosure. Unless otherwise required by law, the parties
             -----------------
hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) disclosure by Splash of
                                          ----------
the intention of the parties to effect the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as Splash shall determine, subject to the Company's reasonable approval,
(b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance), and (c) such other disclosures as the parties shall mutually agree. Notwithstanding the foregoing, however, and except as may be otherwise required by law, the amount of the Merger Consideration shall not be disclosed, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, by any party without the consent of the other parties.

         5.5 Consents. Each of Splash and the Company shall promptly apply for
             --------
or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use all commercially reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger.

         5.6 FIRPTA Compliance. On the Closing Date, the Company shall deliver
             -----------------
to Splash a properly executed statement in a form reasonably acceptable to Splash conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3).

         5.7 Legal Requirements. Subject to the terms and conditions provided in
             ------------------
this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.8 Notification of Certain Matters. The Company shall give prompt
             -------------------------------
notice to Splash, and Splash shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Splash, respectively, contained in this Agreement to be untrue or inaccurate at the Effective Time and (ii) any failure of the Company or Splash, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Shareholders Agreements. The Company shall deliver or cause to be
             -----------------------
delivered to Splash, concurrently with the execution of this Agreement (from the shareholders of the Company listed in Section 5.9 of the Company Disclosure Schedule (the "Company Shareholders") as being required to sign a Shareholder's
               --------------------
Agreement), executed Shareholder Agreements substantially in the form attached hereto as Exhibit C (the "Shareholders Agreement").
                          ----------------------

         5.10 Further Assurances. Each of the parties to this Agreement shall
              ------------------
use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.11 Benefits Plans. Splash covenants and agrees that the Company's
              --------------
employees who remain employees of the Surviving Corporation shall be entitled, commencing as of the Effective Time, to participate in all benefit plans and arrangements which are available and subsequently become available to Splash's employees on the same basis as Splash's employees. The period of service with the Company of each such employee of the Surviving Corporation, for the purposes of benefits plan eligibility, shall commence as of the date of commencement of uninterrupted employment with the Company.

         5.12 Third Party Expenses. The Company shall use all commercially
              --------------------
reasonable efforts to cause all Third Party Expenses to be determined and invoiced to the Company prior to the Closing.

         5.13 Termination Payment. (a) In the event that the Company shall fail
              -------------------
to consummate the Merger on the terms set forth herein for any reason other than
(i) failure of the conditions set forth in Section 6.1(b) or (c) or termination of the Agreement pursuant to Section 8.1(a), (b), (c), (d) or (f), or (ii) failure by Splash and Merger Sub to comply in all material respects with the conditions set forth in Sections 6.2(a) or (b) hereof, then the Company shall pay to Splash the sum of $500,000, to compensate Splash for transaction expenses, opportunity costs, management disruption and the potential negative impact on Splash's public image. The parties agree that while such damages to Splash are impossible to quantify, the sum of $500,000 is a reasonable payment in respect of such damages. Such payment shall be in addition to any other remedies that Splash may have at law or in equity, including specific performance of the transactions contemplated by this Agreement.

              (b) In the event that Splash shall fail to consummate the Merger on the terms set forth herein for any reason other than (i) failure of the conditions set forth in Section 6.1(a), (b) or (c) or termination of the Agreement pursuant to Section 8.1(a), (b), (c), (d) or (e), or (ii) failure by the Company to comply in all material respects with the conditions set forth in Sections 6.3 hereof, then

Splash shall pay to the Company the sum of $250,000, to compensate the Company for transaction expenses, opportunity costs, management disruption and the potential negative impact on the Company's public image. The parties agree that while such damages to the Company are impossible to quantify, the sum of $250,000 is a reasonable payment in respect of such damages. Such payment shall be in addition to any other remedies that the Company may have at law or in equity, including specific performance of the transactions contemplated by this Agreement.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1     Conditions to Obligations of Each Party to Effect the Merger.
                 ------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Corporate Approvals. This Agreement and the Merger shall
                      -------------------
have been approved and adopted by the requisite vote of the shareholders of the Company, including without limitation any vote required by such shareholders to amend the Company's Articles of Incorporation in order to provide that the rights of the holders of Company Capital Stock shall be in accordance with such rights as set forth in this Agreement.

                  (b) No Injunctions or Restraints; Illegality. No temporary
                      ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or restricting the conduct or operations of the business of the Surviving Corporation shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger unlawful.

                  (c) Governmental Approval. Each of Splash, Merger Sub and the
                      ---------------------
Company (and the Company's subsidiaries) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the transactions contemplated hereby.

         6.2      Additional Conditions to Obligations of Company. The
                  -----------------------------------------------
obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations, Warranties and Covenants. The
                      -----------------------------------------
representations and warranties of Splash and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Splash and Merger Sub shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Certificate of Splash. The Company shall have been
                      ---------------------
provided with a certificate executed on behalf of Splash by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                      (i) all representations and warranties made by Splash and Merger Sub under this Agreement are true and correct; and

                      (ii) all covenants, obligations and conditions of this Agreement to be performed by Splash and Merger Sub on or before such date have been so performed.

                  (c) Claims. There shall not have occurred any claims (whether
                      ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Splash.

                  (d) Legal Opinion. The Company shall have received a legal
                      -------------
opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to Splash and Merger Sub, substantially in the form of Exhibit D hereto.

                  (e) Litigation. There shall be no action, suit, claim or
                      ----------
proceeding of any nature pending, or overtly threatened, against Splash, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

         6.3      Additional Conditions to the Obligations of Splash and Merger
                  -------------------------------------------------------------
Sub. The obligations of Splash and Merger Sub to consummate and effect this
---
Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Splash:

                  (a) Representations, Warranties and Covenants. The
                      -----------------------------------------
representations and warranties of the Company in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Notwithstanding the foregoing, from time to time prior to the Closing Date, the Company will promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising that, if existing at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule.

                  (b) Certificate of the Company. Splash shall have been
                      --------------------------
provided with a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

                      (i) all representations and warranties made by the Company in this Agreement are true and correct; and

                      (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed.

                  (c) Claims. There shall not have occurred any claims (whether
                      ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or could reasonably be anticipated to have a Material Adverse Effect on the Company, its subsidiaries or the Surviving Corporation.

                  (d) Third Party Consents. All consents, waivers, and approvals
                      --------------------
 listed pursuant to Section 2.3 of the Company Disclosure Schedule shall have been obtained, including (without limitation) all necessary consents from Adobe regarding assignment of the Company's agreements with Adobe.

                  (e)  Legal Opinion. Splash shall have received a legal opinion
                       -------------
from Riordan & McKinzie, legal counsel to the Company, substantially in the form of Exhibit E hereto.

                  (f)  Litigation. There shall be no action, suit, claim or
                       ----------
proceeding of any nature pending, or overtly threatened, against Splash, Merger Sub or the Company (including its subsidiaries), their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

                  (g)  No Material Adverse Effect. There shall not have occurred
                       --------------------------
any Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (h)  Shareholder's Agreement. Splash shall have received from
                       -----------------------
each of the Company Shareholders an executed Shareholder's Agreement which shall be in full force and effect.

                  (i)  No Dissenters. Holders of more than 5% of the outstanding
                       -------------
Company Capital Stock shall not have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

                  (j)  Cancellation of Warrants. The warrants issued to each of
                       ------------------------
Technology Funding and Oxford Partners shall have been cancelled at the Effective Time, and Splash shall have received evidence in form and substance satisfactory to it of such cancellation.

                  (k)  Audited Balance Sheets. Splash shall have received the
                       ----------------------
Company's audited consolidated financial statements (balance sheet, income statements, statement of shareholder's equity and statement of cash flows) as of December 31, 1996 and for the periods ended December 31, 1996 and 1995 and such financial statements shall indicate no material differences from the December Financial Statements.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1      Survival of Representations and Warranties. All covenants to
                  ------------------------------------------
be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger until June 30, 1998 (provided that the representations and warranties set forth in Sections 2.7 and 2.17 shall survive until the expiration of all applicable statutory limitations on third party and governmental claims).

         7.2      Escrow Arrangements.
                  -------------------

                  (a) Escrow Fund. As provided in Section 1.8, promptly
                      -----------
following the Effective Time, Splash shall deposit $1,755,000 with Comerica Bank (or another institution acceptable to Splash and the Shareholders' Agent (as defined in Section 7.2(g) below)), as Escrow Agent (the "Escrow Agent"), cash in
                                                         ------------
the Escrow Amount, which shall constitute an escrow fund (the "Escrow Fund") to
                                                               -----------
be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall correspond to such shareholder's Proportionate Escrow Interest. The Escrow Fund shall be available to compensate Splash and its affiliates (i) for the payment to Splash of any adjustments to the Merger Consideration pursuant to Section 1.13 of this Agreement, and (ii) for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "Losses") that Splash or any of
                                                  ------
its affiliates has actually incurred (or, in the case of an extension of the Escrow Period pursuant to Section 7.2(b)(ii), reasonably anticipates incurring), by reason of (x) the breach by the Company of any representation, warranty, covenant or agreement of the Company contained herein (including the Disclosure Schedule), or (y) the breach by any of the Company Shareholders of any representation, warranty, covenant or agreement contained in such Company Shareholders' Shareholders Agreements; provided, however, that claims for Losses
                                       -----------------
incurred as a result of a breach by a Company Shareholder shall be satisfied out of such shareholder's Proportionate Escrow Interest of the Escrow Fund until such Proportionate Escrow Interest is exhausted, and then shall be satisfied out of the Escrow Fund in accordance with this Agreement. Splash and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Splash shall not be entitled to receive any disbursement with respect to any Loss under
Section 7.2(a)(ii) arising in respect of any individual occurrence or circumstance unless the amount of the Loss arising in respect of such occurrence or circumstance individually, exceeds a $10,000 deductible level; provided,
                                                                  --------
however, that (i) in the event
-------
the aggregate Losses of Splash under Section 7.2(a)(ii) shall exceed $100,000, then Splash shall be entitled to recover from the Escrow Fund the total of its Losses including any amounts below the $10,000 deductible for each such occurrence or circumstance and (ii) the foregoing limitation shall not apply to any Third Party Expense required to be paid pursuant to Section 1.13(b) hereof.

                  (b) Escrow Period; Distribution upon Termination of Escrow
                      ------------------------------------------------------
Period. Subject to the following requirements, the Escrow Fund shall remain in
------
existence until 60 days following the first fiscal quarter ending at least one year following the Closing Date (the "Escrow Period"), subject to extension as
                                      -------------
set forth below. At the expiration of the Escrow Period, the Escrow Fund shall be released from escrow to the shareholders of the Company entitled to receive the Merger Consideration hereunder, in an amount equal to the entire initial Escrow Fund less an amount equal to the sum of (i) all amounts theretofore paid out of the Escrow Fund to Splash and its affiliates pursuant to this Article VII and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of Splash, subject to the objection of the Shareholders' Agent (as defined in Section 7.2(g)) and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund (and which shall cause the Escrow Fund shall remain in existence) until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the eligible shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 7.2(b) shall be made according to each shareholder's Proportionate Escrow Interest.

                  (c) Protection of Escrow Fund. The Escrow Agent shall hold and
                      -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Splash and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (d) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent
                      -----------------------
at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Splash (an "Officer's Certificate"): (A) stating that
                                     ---------------------
Splash has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(a) and 7.2(e) hereof, deliver to Splash out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses.

                  (e) Objections to Claims. At the time of delivery of any
                      --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Splash of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and Section 7.2(d) hereof, provided, that, no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                  (f)      Resolution of Conflicts; Arbitration.
                           ------------------------------------

                           (i)      In case the Shareholders' Agent shall so
object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Splash shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Splash should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by Splash and the Shareholders' Agent and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                           (ii)     If no such agreement can be reached after
good faith negotiation, either Splash or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Splash and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrators shall also, within twenty (20) business days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii)    Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 7.2(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by Splash, on the one hand, and the Shareholders' Agent, on the other.

                  (g)      Shareholders' Agent; Power of Attorney.
                           --------------------------------------

                           (i)      In the event that the Merger is approved,
effective upon such vote, and without further act of any shareholder, John Farina shall be appointed as agent and attorney-in-fact (the "Shareholders'
                                                              ------------
Agent") for each shareholder of the Company on whose behalf a portion of the
-----
Merger Consideration was deposited into escrow, for and on behalf of the shareholders of the Company, to give and receive notices and communications, to authorize delivery to Splash of cash from the Escrow Fund in satisfaction of claims by Splash, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Splash or in the event of the death or permanent disability of the Shareholders' Agent; provided, that, the Shareholders' Agent may not be removed or replaced unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the shareholders of the Company.

                           (ii)     The Shareholders' Agent shall not be liable
for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

                           (iii)    The Shareholders' Agent shall be entitled to
submit a claim to and receive reimbursement from the Escrow Agent out of the Escrow Fund for all reasonable, documented and out-of-pocket expenses incurred by the Shareholders' Agent as a result of his or her acting as the Shareholders' Agent, in an aggregate amount not to exceed $50,000. Any expenses or costs incurred by the Shareholders' Agent from which he or she does not receive reimbursement from the Shareholders' Agent Expense Fund shall be borne by the Shareholders' Agent, unless it is an expense or cost for which such Shareholders' Agent may be reimbursed pursuant to Section 7.2(g)(ii).

                  (h) Actions of the Shareholders' Agent. A decision, act,
                      ----------------------------------
consent or instruction of the Shareholders' Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Splash may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such shareholder of the Company. The Escrow Agent and Splash are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

                  (i) Third-Party Claims. In the event Splash becomes aware of a
                      ------------------
third-party claim which Splash believes may result in a demand against the Escrow Fund, Splash shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the shareholders of the Company who have monies in the escrow shall be entitled, at their expense, to participate in any defense of such claim. Splash shall consult with the Shareholders' Agent prior to the settlement any such claim and discuss with the Shareholders' Agent in good faith any input regarding the claim and potential settlement the Shareholders' Agent may have prior to any settlement. After such consultation, Splash shall have the right to settle any such claim; provided, however, that except with the consent
                                --------  -------
of the Shareholders' Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Splash against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

                  (j) Escrow Agent's Duties.
                      ---------------------

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Splash and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                       (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (iii)    The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv)     The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v)      The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to Splash and the Shareholders' Agent; provided, however, that no such resignation shall become effective until
       -----------------
the appointment of a successor escrow agent which shall be accomplished as follows: Splash and the Shareholders' Agent shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Splash shall have the right to appoint a successor escrow agent (subject to the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld). The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                           (vi)     During the Escrow Period, the Escrow Agent
shall invest the Escrow Fund solely in direct obligations of the United States government, the principal and interest of which are fully guaranteed by the United States government, any daily or weekly withdrawal money market fund investing solely in such obligations or interest-bearing or time deposits fully insured by the Federal Deposit Insurance Corporation, and short-term bankers' acceptances in any bank which is rated in one of the two highest ratings categories by Moody's Investor Service, Inc. or Standard & Poor's Corporation (collectively, "Permitted Investments"), or any combination of the foregoing.
                ---------------------
For purposes of this Agreement, any and all interest earned on the Escrow Fund during the Escrow Period as a result of any Permitted Investments shall be reported by the Company's shareholders for tax purposes and distributed to the Company shareholders upon termination of the Escrow Fund according to each such shareholder's Proportionate Escrow Interest.

                  (k) Exclusivity. Except to the extent of actual fraud, the
                      -----------
remedies available to Splash and its affiliates under this Article VII shall be the exclusive remedies available to Splash and its affiliates for breach of the representations, warranties and covenants of the Company and its affiliates under this Agreement, provided only that the remedies under this Article VII shall be nonexclusive for breach of any of the representations and warranties set forth in Sections 2.7 and 2.17 (with respect to which the remedies set forth in this Article VII shall be cumulative with any other remedies available at law or in equity).

                  (l) Fees. All fees of the Escrow Agent for performance of its
                      ----
duties hereunder shall be paid in equal proportions by (i) Splash and (ii) payment out of the Escrow Fund. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by the Agreement.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1      Termination.  Except as provided in Section 8.2 below, this
                  -----------
Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of the Company and Splash; or

                  (b) by Splash or the Company if the Closing has not occurred by June 30, 1997, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Effective Time; or

                  (c) by Splash or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal; or

                  (d) by Splash or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Splash's or the Company's ownership or operation of all or a material portion of the business of the Company or (ii) compel Splash or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Splash as a result of the Merger; or

                  (e) by Splash if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, provided, that, if such breach is curable by the
                         --------  ----
Company within twenty (20) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Splash may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within twenty (20) days following notification of such breach to the Company from Splash; or

                  (f) by the Company if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Splash or Merger Sub, provided that, if such breach is curable by Splash within twenty (20) days through the exercise of its reasonable best efforts, then for so long as Splash continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(f) unless such breach is not cured within twenty (20) days following notice of such breach to Splash by the Company.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 Effect of Termination. In the event of termination of this
             ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Splash, Merger Sub or the Company, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any breaches of this
--------  -------
Agreement prior to its termination; and provided further that, the provisions of
                                        -------- -------
the Confidentiality Agreement and Sections 5.2, 5.3, 5.4, 5.13, Article VIII and
Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after
             ---------
the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Splash
             -----------------
and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications required or permitted
             -------
hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above):

          (a)      if to Splash, Merger Sub or the Surviving Corporation, to:

                           Splash Technology Holdings, Inc.
                           555 Del Rey Avenue
                           Sunnyvale, California 94086
                           Attention: Joan P. Platt, Chief Financial Officer Facsimile No.: (408) 328-6418

                   with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Jeffrey D. Saper, Esq.
                                        and Howard S. Zeprun, Esq.
                           Facsimile No.:  (415) 493-6811

          (b)      if to the Company, to:

                           Quintar Holdings Corporation
                           370 Amapola Avenue, Suite 106
                           Torrance, California 90501
                           Attn:  John J. Farina
                           Facsimile No.: (310) 618-1282

                   with a copy to:

                           Riordan & McKinzie
                           650 Town Center Drive, Suite 1500
                           Costa Mesa, CA 92626
                           Attn:  James H. Shnell

          (c)      if to the Shareholders' Agent, to:

                           John Farina
                           10266 Cresta Drive
                           Los Angeles, CA  90064

         9.2 Interpretation. Any reference to the Company's "knowledge" shall
             --------------
mean the actual knowledge of the Company's executive officers after due inquiry, which may be satisfied by consultation with the Company's executive officers and other key personnel as said executive officers or the Company deem appropriate. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Assignment. This Agreement, the schedules and
             ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with their respective terms; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Shareholders' Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof and the Company Shareholders shall be entitled to enforce Splash's obligation, if any, under Exhibit C hereto; and (c) shall not be assigned by operation of law or otherwise
---------
except as otherwise specifically provided, except that Splash and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.5 Severability. In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies. Except as otherwise provided herein, any and all
             --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8 Rules of Construction. The parties hereto agree that they have been
             ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Splash, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                 QUINTAR HOLDINGS CORPORATION


                                 By:  /s/ John J. Farina
                                     -------------------------------------
                                        John J. Farina, President


                                 SPLASH TECHNOLOGY HOLDINGS, INC.


                                 By:  /s/ Kevin K. Macgillivray
                                     -------------------------------------
                                        Kevin K. Macgillivray, President and
                                        Chief Executive Officer


                                 SP ACQUISITION CORPORATION


                                 By:  /s/ Kevin K. Macgillivray
                                     -------------------------------------
                                 Name: Kevin K. Macgillivray
                                      ------------------------------------
                                 Title:  President
                                       -----------------------------------

         With respect to the matters set forth in Article VII and Section 1.9 only, the Escrow Agent/Exchange Agent has caused this Agreement to be signed by its duly authorized representative, as of the date first written above.

                                 COMERICA BANK - CALIFORNIA


                                 By:  /s/ Carole A. Swartz
                                     -------------------------------------

                                 Name:  Carole A. Swartz
                                       --------------------------
                                 Title: Senior Vice President
                                       --------------------------



                         ***REORGANIZATION AGREEMENT***

                                 SCHEDULE 5.9

                COMPANY SHAREHOLDERS TO ENTER INTO SHAREHOLDER
                  AGREEMENTS CONCURRENTLY WITH THE EXECUTION
                  OF THE AGREEMENT AND PLAN OF REORGANIZATION


John Farina
Craig Douglas
Gary Moskovitz
Technology Funding
The Oxford Entities
Danka Industries

                                                                       EXHIBIT A



                            AGREEMENT OF MERGER OF
             SP ACQUISITION CORPORATION, A CALIFORNIA CORPORATION
          AND QUINTAR HOLDINGS CORPORATION, A CALIFORNIA CORPORATION



         THIS AGREEMENT OF MERGER dated as of May 20, 1997 (the "Agreement") is
                                                                 ---------
between SP Acquisition Corporation ("Merger Sub"), a California corporation and
                                     ----------
a wholly owned subsidiary of Splash Technology Holdings, Inc. ("Splash"), a
                                                                ------
Delaware corporation, and Quintar Holdings Corporation (the "Company"), a
                                                             -------
California corporation. The Company and Merger Sub are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

         A. The authorized capital stock of the Company consists of 10,000,000 shares of common stock of the Company (the "Common Stock"), of which 972,541
                                            ------------
shares are issued and outstanding, and 8,000,000 shares of Preferred Stock, of which (i) 4,200,000 shares are designated Series A Preferred Stock (the "Series
                                                                         ------
A Preferred"), of which 4,160,445 shares are issued and outstanding, (ii)
-----------
1,200,000 shares are designated Series B Preferred Stock ("Series B Preferred"),
                                                           ------------------
none of which is outstanding, and (iii) 2,166,668 shares are designated Series C Preferred Stock (the "Series C Preferred"; the Series A Preferred and Series C
                      ------------------
Preferred shall be collectively referred to as "Company Preferred Stock"), of
                                                -----------------------
which 1,500,001 shares are issued and outstanding (the Company Common Stock and Company Preferred Stock shall be referred to collectively as the "Company
                                                                  -------
Capital Stock"). There are no other outstanding shares of capital stock or
-------------
voting securities. Of the outstanding Common Stock, an aggregate of 972,541 shares were originally issued under restricted stock purchase agreements providing for repurchase by the Company at cost of shares that are unvested as of the date of termination of employment; of such shares, all are vested and none are unvested as of the date of this Agreement. No such shares are subject to acceleration of vesting in connection with the transactions contemplated by this Agreement. Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

         B. Merger Sub is a corporation duly organized and existing under the laws of the State of California and on the date hereof has 100 shares of its Common Stock outstanding, all of which are owned by Splash.

         C.   Splash, Merger Sub and the Company have entered into an
Agreement and Plan of Reorganization dated March 21, 1997, (the "Reorganization
                                                                 --------------
Agreement"), providing, among other things, for the execution and filing of this
---------
Merger Agreement and the merger of Merger Sub with and into the Company upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

         D. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into the Company in accordance with the Reorganization Agreement and the provisions of the California General Corporation Law (the "CGCL"), upon the terms and subject to the conditions set
                      ----
forth as follows:


                                   ARTICLE I

                                    MERGER

         1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Splash. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                             ---------------------

         1.2  Filing and Effectiveness.  The Merger shall become effective when
              ------------------------
the following actions shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and approved by Splash, as the sole shareholder of Merger Sub, and by the shareholders of the Company, each in accordance with the requirements of the CGCL;

              (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement and the Reorganization Agreements shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

              (c) An executed Agreement of Merger or an executed counterpart of this Agreement meeting the requirements of the CGCL shall have been filed with the Secretary of State of the State of California; and

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time" of the Merger.
                      --------------

         1.3  Effect of the Merger.  At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.


                                  ARTICLE II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1  Certificate of Incorporation; Bylaws.
              ------------------------------------

              (a)  Unless otherwise determined by Splash prior to the
Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, provided, however, that
                                                    --------  -------
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Splash-Quintar Company".

              (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         2.2  Directors and Officers.  The directors of the Surviving
              ----------------------
Corporation immediately after the Effective Time shall be Kevin K. Macgillivray, Joan P. Platt and John J. Farina. The officers of the Surviving Corporation shall be as follows: Kevin K. Macgillivray shall be President; Gary Moskovitz shall be Executive Vice President; and Joan P. Platt shall be Chief Financial Officer and Secretary.


                                  ARTICLE III

                 CASH CONSIDERATION; EFFECT ON CAPITAL STOCK;
                     CONVERSION OF COMPANY CAPITAL STOCK;
                  COMPANY OPTIONS; DISSENTING SHARES; ESCROW

         3.1  Cash Consideration; Effect on Capital Stock.  The cash
              -------------------------------------------
consideration (hereinafter referred to as the "Merger Consideration") to be
                                               --------------------
provided by Splash and Merger Sub in exchange for all outstanding Company Capital Stock and the cancellation of the Technology Funding and Oxford Warrants (as defined in Section 3.1(c)(4) below) shall consist of (i) the amount of eleven million seven hundred thousand dollars ($11,700,000), subject to adjustment as set forth in Section 4.3 below and subject to the provisions of
Section 3.3 below and the Escrow provisions of Article VII of the Reorganization Agreement (the "Cash Consideration"), plus (ii) any amounts to which the
                ------------------
Company's shareholders shall become entitled pursuant to the contingent earnout described in Section 4.4 hereof. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

              (a)  Definitions.
                   -----------

                   (1)  Aggregate Common Number.  The "Aggregate Common Number"
                        -----------------------        ----------------------
shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                   (2)  Aggregate Preferred Number.  The "Aggregate Preferred
                        --------------------------        -------------------
Number" shall mean the aggregate number of shares of Company Common Stock
------
issuable upon conversion of the aggregate shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

                   (3)  Aggregate Option Number.  The "Aggregate Option Number"
                        -----------------------        -----------------------
shall mean the aggregate number of shares of Company Common Stock issuable on exercise of all outstanding options, warrants and other rights to acquire Company Capital Stock ("Company Options"), outstanding immediately prior to the
                        ---------------
Effective Time, whether or not such Company Options shall then be vested and exercisable.

                   (4)  Aggregate Vested Option Number.  The "Aggregate Vested
                        ------------------------------        ----------------
Option Number" shall mean the aggregate number of shares of Company Common Stock
-------------
issuable on exercise of all Company Options outstanding immediately prior to the Effective Time (including 128,629 shares of Common Stock that would be otherwise issuable in connection with the cashless exercise of the Technology Funding and Oxford Warrants), but only to the extent that such Company Options shall be vested and exercisable as of immediately prior to the Effective Time.

                   (5)  Fully Diluted Common Number.  The "Fully Diluted Common
                        ---------------------------        --------------------
Number" shall mean, without duplication, the sum of the Aggregate Common Number,
------
the Aggregate Preferred Number and the Aggregate Vested Option Number.

                   (6)  Escrow Amount.  The "Escrow Amount" shall be cash in
                        -------------        -------------
the amount of one million seven hundred fifty-five thousand dollars ($1,755,000), representing 15% of the targeted Cash Consideration; such amount is to be deducted from the Merger Consideration otherwise payable at the Closing and placed in escrow in accordance with the provisions of Section 3.3 hereof and
Article VII of the Reorganization Agreement.

                   (7)  Per Share Closing Payment.  The "Per Share Closing
                        -------------------------        -----------------
Payment" shall be an amount equal to the quotient obtained by dividing (x) an
-------
amount equal to the Cash Consideration (as adjusted to the Closing pursuant to Section 4.3) less (1) $199,375 payable in connection with the cancellation of the Technology Funding and Oxford Warrants and (2) the Escrow Amount, by (y) an amount equal to the Fully Diluted Common Number less 128,629 (representing the shares of Common Stock that would be otherwise issuable in connection with the cashless exercise of the Technology Funding and Oxford Warrants). By way of example only, at the time of execution of this Agreement the Fully Diluted Common Number is represented by the Company to be 7,539,866 shares; accordingly, assuming Cash Consideration of $11,700,000 and an Escrow Amount of $1,755,000, the Per Share Closing Payment would be ($11,700,000 - $199,375 - $1,755,000) /
(7,539,866 -128,629) shares, or $1.3150 per share.

                   (8)  Proportionate Escrow Interest.  A Company shareholder's
                        -----------------------------
"Proportionate Escrow Interest," applicable to each holder of record of Company
 -----------------------------
Capital Stock as of immediately prior to the Effective Time, shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such holder as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock held of record by such holder as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Preferred Stock outstanding as of immediately prior to the Effective Time.

                   (9)  Proportionate Earnout Interest.  A Company
                        ------------------------------
shareholder's "Proportionate Earnout Interest," applicable to each holder of
               ------------------------------
record of Company Common Stock or Company Series C Preferred Stock as of immediately prior to the Effective Time, shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such holder as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Series C Preferred Stock held of record by such holder as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon conversion of all Company Series C Preferred Stock outstanding as of immediately prior to the Effective Time.

                  (10)  "Option Exchange Ratio" shall mean the ratio obtained
                         ---------------------
by dividing (x) the quotient obtained by dividing (1) an amount equal to the Cash Consideration (as adjusted to the Closing pursuant to Section 4.3), by (2) the Fully Diluted Common Number, by (y) the average per share closing price of Splash Common Stock over the thirty (30) trading days immediately preceding the Closing Date as reported by the Nasdaq National Market.

              (b)  Conversion of Company Capital Stock.  Each share of Company
                   -----------------------------------
Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined and to the extent provided in Section 3.2(a)) will at the Effective Time be canceled and extinguished and converted automatically into the right to receive the following consideration:

                   (1) Each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive promptly following the Closing an amount equal to the Per Share Closing Payment;

                   (2) Each share of Company Capital Stock issued and outstanding as of immediately prior to the Effective Time shall be entitled to receive a Proportionate Escrow Share of any amounts distributable to such holders pursuant to Article VII of the Reorganization Agreement; and

                   (3) Each share of Company Common Stock and Company Series C Preferred Stock shall be entitled to receive a Proportionate Earnout share of any amounts distributable to such holders pursuant to Section 4.4 hereof.

              (c)  Company Options.  At the Effective Time subject to Section
                   ---------------
3.1(c)(4), each Company Option shall be assumed by Splash in accordance with provisions described below.

                   (1) At the Effective Time, each Company Option, whether or not vested and exercisable, shall be, in connection with the Merger, canceled and in substitution therefor Splash shall issue a new option (a "Splash
                                                                 ------
Option"). Each Splash Option shall continue to be subject to the same terms and
------
conditions as the respective Company Option, including vesting, except that (A) each Splash Option shall be exercisable for that number of whole shares of Splash Common Stock equal to the product of (1) the number of shares of Company Capital Stock (on an as converted into Common Stock basis) that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (2) the Option Exchange Ratio (rounded up to the nearest whole number of shares of Splash Common Stock), (B) the exercise price per share of Splash Common Stock under such Splash Option shall be equal to the quotient determined by dividing (1) the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time (on an as converted into Common Stock basis), by (2) the Exchange Ratio (rounded down to the nearest whole cent), and (C) in the case of Company Options originally granted under the Company's 1993 Stock Option Plan, the substituted Splash Options shall be governed by the terms of the Splash 1996 Stock Option Plan and standard form of agreement thereunder.

                   (2) It is the intention of the parties that the Company Options assumed by Splash qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                   (3) As promptly as practicable following the Effective Time, Splash will issue, to each holder of an outstanding Company Option immediately prior to the Effective Time, a new Splash Option in respect of the canceled Company Option.

                   (4) Notwithstanding any other provision hereof, in connection with the Merger and in return for an aggregate payment of $199,375 ($79,750 to Technology Funding and $119,625 to Oxford Partners), the Company warrants to purchase an aggregate of 362,500 shares of

Common Stock at an exercise price of $1.00 per share issued to Technology Funding (145,000 shares) and Oxford Partners (217,500 shares) (collectively, the "Technology Funding and Oxford Warrants") shall be canceled at the Effective Time of the Merger.


              (d)  Capital Stock of Merger Sub.  Each share of Common Stock of
                   ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         3.2  Dissenting Shares.
              -----------------

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent
                   -----------------
a right to receive the Merger Consideration pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the CGCL.

              (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 3.1, without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the escrow provisions set forth in Section 3.3 and Article VII of the Reorganization Agreement.

              (c) The Company shall give Splash (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the CGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Splash, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Splash or the Company makes any payment or payments in respect of any Dissenting Shares, Splash shall be entitled to recover under the terms of Article VII of the Reorganization Agreement (x) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such Dissenting Shares plus (y) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by Splash or the Company in connection with calculating, settling or litigating the amount of, or making, any such payment.

         3.3  Deposit of Escrow Amount.  Promptly after the Effective Time,
              ------------------------
Splash shall deposit cash constituting the Escrow Amount into an escrow account pursuant to Article VII of the Reorganization Agreement, of the aggregate Cash Consideration otherwise payable pursuant to Section 3.1. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be nearly as may be practical in proportion to such holder's Proportionate Escrow Interest.

                                  ARTICLE IV

                      SURRENDER OF CERTIFICATES; PAYMENT
                      OF MERGER CONSIDERATION; NO FURTHER
                  OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK;
                PURCHASE PRICE ADJUSTMENT; CONTINGENT EARN-OUT

         4.1  Surrender of Certificates; Payment of Merger Consideration.
              ----------------------------------------------------------

              (a)  Exchange Agent.  Boston Equiserve (the "Exchange Agent")
                   --------------                          --------------
shall act as exchange agent in the Merger.

              (b)  Splash to Provide Cash.  Promptly after the Effective Time,
                   ----------------------
Splash shall make available to the Exchange Agent for exchange in accordance with Article III, the aggregate Cash Consideration payable pursuant to Section
3.1 provided, that, on behalf of the holders of Company Capital Stock, Splash
    --------  ----
shall deposit cash constituting the Escrow Amount into an escrow account pursuant to Section 3.3 and Article VII of the Reorganization Agreement, out of the aggregate Cash Consideration otherwise payable pursuant to Section 3.3 (the portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be as nearly as may be practical in proportion to such holder's Proportionate Escrow Interest).

              (c)  Exchange Procedures.  As soon as reasonably practicable
                   -------------------
after the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates")
                                                                ------------
which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Splash may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to Splash or to such agent or agents as may be appointed by Splash, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to Section 3.1 (subject to Section 4.3 and subject to the escrow provisions of Section 3.3 and Article VII of the Reorganization Agreement) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share (subject to Sections 3.2 and 4.3 and subject to the escrow provisions of Section 3.1 and Article VII of the Reorganization Agreement).

              (d)  Transfers of Ownership.  If any payment is to be made to a
                   ----------------------
person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

              (e)  No Liability.  Notwithstanding anything to the contrary in
                   ------------
this Section 4.1, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         4.2  No Further Ownership Rights in Company Capital Stock.  The Merger
              ----------------------------------------------------
Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV (subject to the escrow provisions of Section 3.3 and Article VII of the Reorganization Agreement).

         4.3  Purchase Price Adjustment.  The Purchase Price will be subject to
              -------------------------
adjustment as follows:

              (a)  Working Capital Adjustment.
                   --------------------------

                   (1)  Closing Balance Sheet.  As soon as practicable (but in
                        ---------------------
no event later than 45 days) following the Closing, the Company will, at the expense of the Surviving Corporation, prepare and cause to be audited by Coopers & Lybrand, independent auditors, and the Company will deliver to Splash and the Shareholders' Agent (as defined in Article VII of the Reorganization Agreement), a balance sheet of the Company as of the Closing Date (the "Closing Balance
                                                            ---------------
Sheet"). The Closing Balance Sheet will be prepared in accordance with generally
-----
accepted accounting principles ("GAAP") consistent with the basis of accounting
                                 ----
and procedures and methods employed by the Company in its audited balance sheet of the Company as of December 31, 1996 (the "Audited Balance Sheet"). During the
                                             ---------------------
conduct of the audit, the Company will cooperate in all respects with the independent auditors for the purposes of completing the Closing Balance Sheet. In addition, the Company and the independent auditors shall be available for periodic inquiry by Splash, the Shareholders' Agent and the Company, and the independent auditors will answer such questions as Splash or the Shareholders' Agent may have and provide such additional schedules and materials as Splash or the Shareholders' Agent may reasonably request in order to permit a meaningful review of the Closing Balance Sheet.

                   (2)  Definition.  "Working Capital" will mean the aggregate
                        ----------    ---------------
of all current assets including cash, net accounts receivable (less allowances for doubtful accounts), net value of inventory (adjusted for all applicable write-downs and write-offs) and prepaid expenses, less all current liabilities of any kind, which liabilities will include, but not be limited to, accounts payable, royalties payable, warranty reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue and other current liabilities.

                   (3)  Disputes.  At any time within 30 days following the
                        --------
delivery of the Closing Balance Sheet to Splash and the Shareholders' Agent (the "Review Period"), Splash or the Shareholders' Agent may dispute any amounts
 -------------
reflected or not reflected on the Closing Balance Sheet to the extent the net effect of all such disputed amounts in the aggregate would affect the Working Capital amount, but only on the basis that such amounts were not arrived at in accordance with Section 4.3(a)(1); Splash and the Shareholders' Agent will notify the other in writing of each such disputed item, and will specify the amount thereof in dispute, not later than the expiration of the Review Period. If Splash and the Shareholders' Agent are able to resolve all the disputed items, then the Closing Balance Sheet agreed upon by Splash and the Company will be final, binding and conclusive on the parties hereto. If Splash and the Shareholders' Agent are unable to resolve any disputed item and are therefore unable to agree as to the Closing Balance Sheet and the resultant Working Capital amount within 20 days following the expiration of the Review Period, then within 10 days thereafter either Splash or the Shareholders' Agent may elect that the items remaining in dispute be submitted for resolution to a nationally recognized accounting firm (the member of which who will be primarily responsible for resolving such disputes will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues) selected by mutual agreement of Splash and the Shareholders' Agent (or failing such agreement between Splash and the Shareholders' Agent, as selected by mutual agreement between Splash's independent accountants and the Company's independent accountants (prior to the Merger), or failing such appointed by the American Arbitration Association) (the "Accountants"). The Accountants will, within 30 days after submission,
 -----------
determine, based solely on presentations by Splash and the Shareholders' Agent (and their representatives) and not by independent review, and render a written report to the parties upon, such remaining disputed items and the resultant calculation of the Closing Balance Sheet and the Working Capital amount in accordance with the provisions hereof, and such report and the resultant Closing Balance Sheet will be final, binding and conclusive on the parties hereto. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Accountants (and of the American Arbitration Association, if any) (a) will be paid out of the Escrow Fund established under Article VII of the Reorganization Agreement if the Working Capital amount finally determined pursuant to this Section 4.3(c)(3) shall be more than $50,000 below the Working Capital amount reflected on the Closing Balance Sheet originally submitted pursuant to Section 4.3(a)(1) hereof, or (b) will be borne by Splash if the Working Capital amount finally determined pursuant to this Section 4.3(a)(3) is less than $50,000 below the Working Capital amount reflected on the Closing Balance Sheet originally submitted pursuant to Section 4.3(a)(1) hereof. Splash and the Company hereby agree to cooperate, work in good faith and as expeditiously as reasonably possible to resolve any and all Closing Balance Sheet disputes.

                   (4)  Adjustment.  In the event that the Working Capital of
                        ----------
the Company as of the Closing Date as reported in the Closing Balance Sheet is more negative than $(250,000) (excluding any liabilities for Third Party Expenses for which an adjustment is made on the Closing Date pursuant to Section 4.3(b) below), then the Purchase Price shall be reduced to the extent of such deficiency. Splash shall provide written notice of such deficiency to the Escrow Agent pursuant to the provisions of Article VII of the Reorganization Agreement, and the deficiency shall be payable to the Company as an escrow claim thereunder (pursuant to the procedure set forth in such Article VII of the Reorganization Agreement).


              (b)  Expense Adjustment.  In accordance with Section 5.3 of this
                   ------------------
Agreement, in the event that all fees and expenses incurred by the Company in connection with the Reorganization Agreement and the transactions contemplated thereby, including, without limitation, all legal, accounting (including fees and expenses in connection with the Company's 1996 year end audit), financial advisory, consulting and all other fees and expenses of third parties ("Third
                                                                        -----
Party Expenses") incurred by the Company exceeds the sum of $250,000, then (i)
--------------
to the extent any such excess is known as of the Closing Date the Cash Consideration payable pursuant to Section 3.1 shall be reduced by the amount of such excess, and (ii) to the extent any such excess is not known as of the Closing Date the excess shall when known be paid to Splash as of the Escrow Fund described in Article VII of the Reorganization Agreement.

         4.4  Contingent Earn-Out.  In addition to the Cash Consideration
              -------------------
payable following the Closing pursuant to Section 3.1, certain shareholders of the Company shall be entitled to receive additional Merger Consideration in an aggregate amount up to $3,200,000 in the event that the Company shall achieve certain financial metrics following the Closing. Splash shall cause the Company to use commercially reasonable efforts to achieve such metrics fully, to the extent reasonably practical consistent with the business of the Company as it may evolve. There shall be four independent financial metrics, as follows:

              (a) Power Q Revenues (as defined below) of $2,222,222 to $3,333,333 for the period from the Effective Time through December 31, 1997;

              (b) Operating Income (as defined below) of $444,445 to $667,000 for the period from the Effective Time through December 31, 1997;

              (c) Power Q Revenues of $4,444,445 to $6,666,667 for the six months ending June 30, 1998; and

              (d) Operating Income of $888,888 to $1,333,333 for the six months ending June 30, 1998.

              "Power Q Revenues" shall mean revenues recognized by the
               ----------------
Company in its divisional financial statements, net of sales returns, allowances and reserves, in accordance with GAAP and the accounting rules of the Securities and Exchange Commission, deriving from sales of all Power PC-based products, including royalties received by the Company from Adobe relating to Power PC-based products and properly recognized in the respective period. "Operating
                                                                     ---------
Income" shall be determined in accordance with GAAP as applied consistently with
------
the Company's historic accounting practices, including nonrecurring engineering revenues (in an amount not to exceed $1,000,000 for the period in paragraph (b) above and not to exceed $800,000 for the period in paragraph (d) above, for the purposes of this computation) but excluding the reversal of any one-time reserves or restructuring reserves included in the Closing Balance Sheet, subject however to proper recognition under the accounting rules of the Securities and Exchange Commission.

         Each individual milestone must be achieved at least to the extent at the low end of the range specified for such milestone in order to result in an earnout accrual based on such target. It shall not be necessary, however, that all of the milestones be achieved in order that eligible shareholders to be entitled to the earnout accrual based on any one milestone. Upon achievement of a given milestone (to at least the minimum required threshold), the participating shareholders of the Company shall be entitled to receive an aggregate payment equal to the product of (i) $800,000 and (ii) the proportion of the milestone achieved based on the top of the milestone range (but not to exceed a proportion of 100%, which gives rise to the maximum accrual of $800,000). The milestone payments shall be cumulative, such that if only one milestone is achieved the eligible shareholders shall be entitled to receive an aggregate payment of $800,000 (or a portion thereof based on the extent of milestone achievement) and if all four milestones are achieved the eligible shareholders shall be entitled to receive an aggregate payment of up to $3,200,000 (based on the extent of achievement of each individual milestone).

         The achievement of any of the foregoing milestones shall be reviewed and certified by Coopers & Lybrand, independent auditors. In the event of any dispute as to the achievement of a milestone, such dispute shall be resolved in a manner consistent with the dispute resolution process set forth in Section 4.3(a)(3).

         To the extent that a milestone is achieved, the funds distributable to the participating shareholders of the Company as provided above shall be payable as follows. Each holder of record of Company Common Stock or Company Series C Preferred Stock as of immediately prior to the Effective Time shall be entitled to receive an amount equal to the product of (x) the aggregate amount of funds to be so distributed, times (y) such holder's Proportionate Earnout Interest. Such amount shall be payable to any holder at such holder's most recent address of record on the books of the Company, and shall be payable promptly after determination of achievement (and in any event within 45 days of completion of the audit determining such achievement).


                                   ARTICLE V

                                    GENERAL

         5.1  Covenants of the Company.  The Company covenants and agrees that
              ------------------------
it will, on or before the Effective Date of the Merger:

              (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Quintar of all of the franchise tax liabilities of Merger Sub; and

              (b)  Take such other actions as may be required by the CGCL.

         5.2  Taking of Necessary Action; Further Action.  If, at any time after
              ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to vest Splash with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

         5.3  Amendment.  The Boards of Directors of the Constituent
              ---------
Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of California, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         5.4  Agreement.  Executed copies of this Agreement will be on file at
              ---------
the principal place of business of the Surviving Corporation at 370 Amapola Avenue, Suite 106, Torrance, California 90501 and copies thereof will be furnished to any shareholder of either constituent Corporation, upon request and without cost.

         5.5  Governing Law.  This Agreement shall in all respects be
              -------------
construed, interpreted and enforced in accordance with and governed by the laws of the State of California.

         5.6  Counterparts.  In order to facilitate the filing and recording of
              ------------
this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Quintar and Merger Sub is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       QUINTAR HOLDINGS CORPORATION
                                       a California corporation


                                       By:
                                          -----------------------------------
                                          John J. Farina, President


                                       By:
                                          -----------------------------------
                                          Dana Dreidame, Secretary


                                       SP ACQUISITION CORPORATION
                                       a California corporation


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                          SP Acquisition Corporation
                           (California Corporation)

                             OFFICERS' CERTIFICATE


         The undersigned, Kevin K. Macgillivray and Joan P. Platt, certify that:

         1. They are President and Secretary, respectively, of SP Acquisition Corporation, Inc. (the "Corporation"), a corporation organized under the laws of the State of California.

         2. The Corporation has authorized capital of 100 shares, $.001 par value, all of which are designated "Common Stock."

         3. There were 100 shares of Common Stock issued and outstanding as of the date of the shareholders' meeting approving the Agreement of Merger attached hereto (the "Merger Agreement"). All shares of Common Stock outstanding were entitled to vote on the merger.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

         5. The percentage vote required for such approval was more than 50% of the outstanding shares of the Common Stock.

         6. Kevin K. Macgillivray and Joan P. Platt further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in Sunnyvale, California on May __, 1997.




                                            ----------------------------------
                                            Kevin K. Macgillivray, President



                                            ----------------------------------
                                            Joan P. Platt, Secretary

                         Quintar Holdings Corporation
                            (Surviving Corporation)

                             OFFICERS' CERTIFICATE


         The undersigned, John J. Farina and Dana Dreidame, certify that:

         1. They are the President and the Secretary, respectively, of Quintar Holdings Corporation (the "Corporation"), a corporation organized under the laws of the State of California.

         2. The Corporation has authorized capital of 17,000,000 shares, of which 10,000,000 shares are designated "Common Stock" and 7,000,000 shares are designated "Preferred Stock". 4,200,000 shares of Preferred Stock have been designated "Series A Preferred Stock", 1,200,000 shares of Preferred Stock have been designated "Series B Preferred Stock" and 2,166,668 shares of Preferred Stock have been designated "Series C Preferred Stock."

         3. There were _______ shares of Common Stock issued and outstanding as of May ___, 1997. There were ______ shares of Series A Preferred Stock issued and outstanding, no shares of Series B Preferred Stock issued and outstanding and ______ shares of Series C Preferred Stock issued and outstanding as of May ___, 1997.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors.

         5. The percentage vote required by the holders of Common and Preferred Stock necessary for approval of the principal terms of the Merger Agreement, which is a vote of at least 50% of each of the outstanding Common and Preferred Stock of the Corporation, was obtained.

         6. John J. Farina and Dana Dreidame further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.


         Executed in Torrance, California on May __, 1997.


                                            ---------------------------------
                                            John J. Farina, President


                                            ---------------------------------
                                            Dana Dreidame, Secretary

                                   EXHIBIT B

                            OFFICERS AND DIRECTORS
                           OF SURVIVING CORPORATION



OFFICERS
--------

Kevin K. Macgillivray - President
Joan P. Platt - Chief Financial Officer and Secretary
Gary S. Moskovitz - Executive Vice President


DIRECTORS
---------

Kevin K. Macgillivray
Joan P. Platt
John J. Farina

                                                                       EXHIBIT C


                         QUINTAR HOLDINGS CORPORATION

                             SHAREHOLDER AGREEMENT

         This Shareholder Agreement (the "Agreement") is made and entered into as of May 1, 1997, between Splash Technology Holdings, Inc., a Delaware corporation ("Splash"), and the undersigned shareholder ("Shareholder") of Quintar Holdings Corporation, a California corporation ("Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                   RECITALS

         A. Concurrently with delivery of this Agreement, Splash, the Company and SP Acquisition Corporation, a California corporation and a wholly owned subsidiary of Splash ("Merger Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive cash and other consideration on the basis described in the Merger Agreement.

         B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company, as is indicated on the final page of this Agreement (the "Shares").

         C. As an inducement to Splash to enter into the Merger Agreement, the Shareholder is willing to enter into and be bound by this Agreement pursuant to which the Shareholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1.   Agreement to Retain Shares.
              --------------------------

              1.1  Transfer and Encumbrance.  Shareholder agrees not to
                   ------------------------
transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof.

              1.2  Additional Purchases.  Shareholder agrees that any shares
                   --------------------
of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2.   Agreement to Vote Shares.  At every meeting of the shareholders of
              ------------------------
the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Splash and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

         3.   Irrevocable Proxy.  Concurrently with the execution of this
              -----------------
Agreement, Shareholder agrees to deliver to Splash a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permitted in the California General Corporation Law, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

         4.   Representations, Warranties and Covenants of the Shareholder.
              ------------------------------------------------------------
Shareholder hereby represents, warrants and covenants to Splash as follows:

              4.1  Ownership of Shares.  Shareholder (i) is the beneficial
                   -------------------
owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

              4.2  No Proxy Solicitations.  Shareholder will not, and will not
                   ----------------------
permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a Shareholders' vote or action by consent of the Company Shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

         5.   Additional Documents.  Shareholder hereby covenants and agrees
              --------------------
to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Splash or Shareholder, as the case may be, to carry out the intent of this Agreement.

         6.   Consent and Waiver.  Shareholder hereby gives any consents or
              ------------------
waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

         7.   Termination.  This Agreement and the Proxy delivered in
              -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         8.   Miscellaneous.
              -------------

              8.1  Severability.  If any term, provision, covenant or
                   ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              8.2  Binding Effect and Assignment.  This Agreement and all of
                   -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Shareholder may be assigned by the Shareholder without prior written consent of Splash.

              8.3  Amendments and Modification.  This Agreement may not be
                   ---------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

              8.4  Specific Performance; Injunctive Relief.  The parties
                   ---------------------------------------
hereto acknowledge that Splash will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Splash upon any such violation, Splash shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Splash at law or in equity.

              8.5  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to Splash:           Splash Technology Holdings, Inc.
                                 555 Del Rey Avenue
                                 Sunnyvale, CA  94086
                                 Attn:    Joan P. Platt, Chief Financial Officer
                                 Telephone:        (408) 328-6300
                                 Fax:              (408) 326-6418

         With a copy to:         Wilson Sonsini Goodrich & Rosati
                                 650 Page Mill Road
                                 Palo Alto, CA 94304-1050
                                 Attn: Jeffrey D. Saper, Esq.
                                 Howard S. Zeprun, Esq.
                                 Telephone:        (415) 493-9300
                                 Fax:              (415) 493-6811

         If to the Shareholder:  To the address for notice set forth on the last page hereof.

         With a copy to:         Riordan & McKinzie
                                 695 Town Center Drive, Suite 1500
                                 Costa Mesa, CA  92626
                                 Attn:    Michael Whalen, Esq.
                                 Telephone:        (714) 433-2900
                                 Fax:              (714)549-3244

         If to the Company:      Quintar Company
                                 370 Amapola Avenue, Suite 106
                                 Torrance, CA  90501
                                 Attn:    John Farina
                                 Telephone:        (310) 320-5700
                                 Fax:              (310) 787-4957

         With a copy to:         Riordan & McKinzie
                                 695 Town Center Drive, Suite 1500
                                 Costa Mesa, CA  92626
                                 Attn:    Michael Whalen
                                 Telephone:        (714) 433-2900
                                 Fax:              (714) 549-3244

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

              8.6  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed and enforced in accordance with, the internal laws of the State of California.

              8.7  Entire Agreement.  This Agreement contains the entire
                   ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

              8.8  Counterparts.  This Agreement may be executed in several
                   ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

              8.9  Effect of Headings.  The section headings herein are for
                   ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

             8.10  Effective Time.  This Agreement and the Proxy delivered in
                   --------------
connection herewith shall become effective only upon execution of the Merger Agreement by each of the Company, Parent and Sub, and the time and date of such execution shall be the "Effective Time."

         IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be duly executed on the date and year first above written.


QUINTAR HOLDINGS CORPORATION                SPLASH TECHNOLOGY HOLDINGS, INC.


By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------


                                            SHAREHOLDER:


                                            Signature:
                                                       -------------------------
                                            Print Name:
                                                       -------------------------
                                            Title:
                                                       -------------------------
                                            Shareholder's Address for Notice:







                                       Shares beneficially owned:

                                       _____ shares of Common Stock

                                       _____ shares of Series A Preferred Stock

                                       _____ shares of Series C Preferred Stock

                                   EXHIBIT A

                               IRREVOCABLE PROXY

         The undersigned Shareholder of Quintar Holdings Corporation, a California corporation ("Company"), hereby irrevocably appoints the directors on the Board of Directors of Splash Holdings, Inc., a Delaware corporation ("Splash"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of May 1, 1997 (the "Merger Agreement"), among Splash, SP Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Splash ("Merger Sub"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable, is granted pursuant to the Shareholder Agreement dated as of May 1, 1997 (the "Shareholder Agreement"), between Splash and the undersigned shareholder, and is granted in consideration of Splash entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Splash and its affiliates and against any liquidation or winding up of the Company.

         The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement, at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Splash and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable to the maximum extent permitted by law.

Dated:   ___________, 1997

         Print Name of Shareholder:
                                    --------------------------------------
         Signature of Shareholder:
                                    --------------------------------------
         (or authorized representative, agent or partner)

         Shares beneficially owned:

                                             shares of Common Stock

                                             shares of Series A Preferred Stock

                                             shares of Series C Preferred Stock

                                   EXHIBIT D

                                  May 19, 1997


Quintar Holdings, Inc.
370 Amapola Avenue, Suite 106
Torrance, CA  90501

Ladies and Gentlemen:

         Reference is made to (i) the Agreement and Plan of Reorganization by and among Splash Technology, Holdings, Inc., a Delaware corporation ("Splash"),
                                                                      ------
SP Acquisition Corporation, a California corporation and wholly-owned subsidiary of Splash ("Sub"), and Quintar Holdings Corporation, a California corporation
            ---
("Quintar"), dated as of May 1, 1997 (the "Reorganization Agreement"), which
  -------                                  ------------------------
provides for the acquisition of Quintar by Splash pursuant to a statutory merger of Sub with and into Quintar on the terms and conditions set forth in the Reorganization Agreement and (ii) the Employment Agreement by and between SP Acquisition Corporation and John J. Farina, dated as of May 1, 1997 (the "Employment Agreement", and together with the Reorganization Agreement, "the
 --------------------                                                    ---
Agreements"). This opinion is rendered to you pursuant to Section 6.2(d) of the
----------
Reorganization Agreement, and all capitalized terms used herein have the meanings ascribed to them in the Reorganization Agreement unless otherwise defined herein.

         We have acted as counsel for Splash and Sub in connection with the negotiation, execution and delivery of the Agreements. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of such corporate records of Splash, certificates of public officials and such other documents that we consider necessary or advisable for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by Splash and Sub) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Splash, and after inquiries of officers of Splash but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Splash solely in connection with the Agreements and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Splash and Sub or the rendering of the opinion set forth below.

Quintar Holdings, Inc.
May 19, 1997
Page 2


         For purposes of this opinion, we are assuming that the representations and warranties made by Quintar in the Reorganization Agreement are true and correct as of the date hereof and that all covenants, obligations and conditions of the Reorganization Agreement to be performed by Quintar on or prior to the date hereof have been so performed. We are also assuming that Quintar has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereby.

         The opinions hereinafter expressed are subject to the following qualifications:

              a. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors or secured parties, including without limitation, federal, state or other laws regarding fraudulent transfers;

              b. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) or as to the effects of public policy on the enforceability of any provision of any agreement;

              c. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

              d. We are members of the Bar of the State of California, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of standard compilations of such laws and without reference to its conflicts of law rules.

              e. This opinion is subject to the effect of statutes, principles of equity and court decisions providing (i) that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, and (ii) that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy.

              f. In rendering our opinion set forth in paragraph 5 below, we have not made any investigation of court records to determine whether any actions have been filed.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Splash is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

Quintar Holdings, Inc.
May 19, 1997
Page 3


         2. Sub is a corporation validly existing and in good standing under the laws of the State of California; all of the outstanding shares of capital stock of Sub are validly issued, fully paid and nonassessable and registered in the name of Splash.

         3. Each of Splash and Sub, as applicable, has full corporate power and authority to execute, deliver, and perform its obligations under the Agreements and has taken all requisite corporate action to approve and adopt the Agreements. Sub has full corporate power and authority to execute, deliver and perform its obligations under the Certificate of Merger. Each of the Agreements has been duly executed and delivered by each of Splash and Sub, and constitutes the legal, valid and binding obligation of each of Splash and Sub, as applicable. The Merger shall be legally effective under California law upon the filing of the Certificate of Merger.

         4. The execution, delivery and performance of the Agreements by Splash and Sub, as applicable, the execution and delivery of the Certificate of Merger by Sub, and the carrying out by Splash and Sub of the transactions contemplated by the Agreements and by the Certificate of Merger did not and will not conflict with or constitute a violation under the charter documents of Splash or Sub or, to our knowledge, any statute, rule or regulation, judgment, decree, order, governmental permit or license applicable to Splash or Sub.

         5. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Splash or Sub or any of their assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Agreements or the Certificate of Merger.

         6. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required for the consummation by Splash or Sub or with respect to their respective assets or properties of the transactions contemplated by the Agreements and Certificate of Merger that has not been obtained, except for (i) acceptance for filing, by the Secretary of State of California, of the Certificate of Merger, and (ii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

         This letter is furnished to you by us as counsel to you and is solely for your benefit. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                Very truly yours,

                                WILSON, SONSINI, GOODRICH & ROSATI
                                Professional Corporation

                                   EXHIBIT E


                                March 20, 1997



Splash Technology Holdings, Inc.
555 Del Rey Avenue
Sunnyvale, California 94086

         RE: ACQUISITION OF QUINTAR HOLDINGS CORPORATION BY SPLASH TECHNOLOGY HOLDINGS, INC.

Ladies and Gentlemen:

         We have acted as counsel for Quintar Holdings Corporation, a California corporation (the "Company"), and Quintar Company, a Delaware corporation ("Subsidiary"), in connection with the merger (the "Merger") of SP Acquisition Corporation, a California corporation ("SPAC"), with and into the Company, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 1, 1997 by and among the Company, SPAC and Splash Technology Holdings, Inc., a Delaware corporation ("Splash"). This opinion is being rendered to you pursuant to Section 6.3(e) of the Reorganization Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given to them in the Reorganization Agreement.

         In rendering this opinion, we have examined and relied upon, among other things, the following documents:

         1.       An executed copy of the Reorganization Agreement;

         2. An executed copy of the Agreement of Merger among the Company, SPAC and Splash with attached Officers' Certificates (collectively, the "Certificate of Merger");

         3. The Restated Articles of Incorporation (the "Articles") and all amendments thereto of the Company as certified by the Secretary of State of California;

         4. The Certificate of Incorporation of the Subsidiary and all amendments thereto of the Subsidiary as certified by the Secretary of State of Delaware;

Splash Technology Holdings, Inc.
SP Acquisition Corporation
March 20, 1997
Page 2



         5. The Bylaws and all amendments thereto of the Company (the "Bylaws") as certified by an officer of the Company;

         6. The Bylaws and all amendments thereto of the Subsidiary as certified by an officer of the Subsidiary;

         7. Records of proceedings and actions of the Board of Directors of the Company certified to us by an officer of the Company as constituting all of the proceedings and actions of the Company relating to the Reorganization Agreement and the transactions contemplated thereby;

         8.       A certificate of the California Secretary of State dated
April 27, 1997 as to the corporate existence and good standing of the Company in the State of California;

         9. A certificate of the California Franchise Tax Board dated April 27, 1997 regarding the payment by the Company of franchise and similar state taxes of the State of California; and

         10. A certificate of the Secretary of State of Delaware dated May 5, 1997 as to the corporate existence and good standing of, and that no franchise taxes have been assessed on, Subsidiary in the State of Delaware.

         We have also examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such corporate records of the Company, such certificates of public officials and of officers of the Company, and such other documents as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and of others.

         We have made such investigations of law as we have deemed necessary in connection with the opinions expressed herein. We are attorneys duly admitted and qualified to practice only in the State of California and we are opining only as to the effect on the subject transactions of United States federal law (other than with respect to trademarks, copyrights, patents and antitrust), the General Corporation Law of the State of Delaware and the laws of the State of California, as those laws are in effect as of the date hereof. We are not opining on, and we assume no responsibility as to the applicability to, or the effect on, any of the matters covered herein of: (i) the laws of any other jurisdiction; (ii) any laws of the State of Delaware other than the General Corporation Law; (iii) the laws of any municipality or other agency in any state; or (iv) state or federal antifraud, antitrust or environmental laws.

         In stating our opinions, we have assumed (i) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of the parties to the

Splash Technology Holdings, Inc.
SP Acquisition Corporation
March 20, 1997
Page 3


Reorganization Agreement and the Certificate of Merger, other than the Company and the Subsidiary; (ii) the authority and legal right and power under all applicable laws and regulations of the officers, directors and other persons and entities, other than the Company, signing the Reorganization Agreement, the Certificate of Merger and the other documents executed and delivered in connection therewith as or on behalf of the parties thereto; (iii) the Reorganization Agreement and the Certificate of Merger have been duly authorized, executed and delivered by the parties thereto, other than the Company; (iv) the execution and delivery of the Reorganization Agreement and the Certificate of Merger by the parties thereto, other than the Company, creates legal, valid and binding obligations of such parties enforceable against them in accordance with their terms; (v) the authenticity of all documents submitted to us as originals; (vi) the genuineness of all signatures, other than those of the Company; and (vii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         As used in this opinion, the phrase "to our knowledge" means only to our actual knowledge, which knowledge is based solely on (i) a certificate or certificates from officers of the Company, (ii) a review of the documents listed in the second paragraph of this opinion, (iii) a review of only those agreements listed in Section 2.10(c) and 2.11 of the Company Disclosure Schedule, and (iv) inquiry among the lawyers currently in our firm who have represented the Company in connection with the transactions contemplated by the Agreement, without other inquiry or investigation.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California and the laws of the State of Delaware, respectively, and each has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and now proposed to be conducted. Each of the Company and Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which failure to be so qualified would have a material adverse effect on the Company or the Subsidiary, respectively. To our knowledge, the Company has no subsidiaries other than Subsidiary, and does not otherwise own any shares of capital stock or any interest in, or control, direct or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2. The capitalization of the Company immediately prior to the Closing of the Merger is as follows:

Splash Technology Holdings, Inc.
SP Acquisition Corporation
March 20, 1997
Page 4


                  a. The authorized capital stock of the Company consists of 18,000,000 shares, (i) 10,000,000 shares of which are designated as Common Stock, 1,667,593 shares of which are issued and outstanding and (ii) 8,000,000 shares of which are designated as Preferred Stock, of which (A) 4,200,000 shares are designated as Series A Preferred Stock, of which 4,160,445 shares are issued and outstanding, (B) 1,200,000 shares are designated as Series B Preferred Stock, none of which are outstanding, and (C) 2,166,668 shares are designated as Series C Preferred Stock, of which 1,500,001 shares are issued and outstanding. Of the outstanding Common Stock, to our knowledge an aggregate of 972,541 shares were originally issued under restricted stock purchase agreements which grant to the Company the right to repurchase at cost any shares that are unvested as of the date of termination of employment; of such shares, to our knowledge all are vested as of the date hereof. Such shares of capital stock are held of record by the persons and in the amounts set forth on the Company Disclosure Schedule. All outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles or Bylaws of the Company or, to our knowledge, any agreement to which the Company is a party or by which it is bound and were issued in compliance with the registration and qualification requirements under all applicable securities laws.

                  b. The Company has reserved 1,460,500 shares of Common Stock for issuance to employees and consultants pursuant to the Company's 1993 Stock Option Plan of which 790,448 shares are subject to outstanding, unexercised options ("Company Options") (of which outstanding options 84,500 shares are vested and 705,948 unvested as of the Closing Date) and no shares remain available for future grant. The Company Options have been duly and properly authorized and validly issued, consistent with proper corporate action, all applicable employee benefits plans and all applicable federal and state securities laws. The Company has also reserved 5,660,446 shares of Common Stock for issuance upon conversion of outstanding shares of the Company's Preferred Stock. Except for the Company Options, there are, under the Company's Articles and Bylaws, or to our knowledge otherwise, no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company and, except as expressly contemplated by the Reorganization Agreement, there are to our knowledge no rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been given, or have properly waived, any required notice prior to the Merger and all such rights are terminated.

Splash Technology Holdings, Inc.
SP Acquisition Corporation
March 20, 1997
Page 5


                  c. The authorized capital stock of Subsidiary consists of 2,000 shares, 1,000 shares of which are designated as Common Stock, all of which are issued and outstanding, and 1,000 shares of which are designated as Preferred Stock, none of which are issued and outstanding. All such shares of capital stock are held by the Company. All outstanding shares of Subsidiary's capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Subsidiary or to our knowledge any agreement to which Subsidiary is a party or by which it is bound and were issued in compliance with the registration and qualification requirements under applicable securities laws. There are, under the Subsidiary's Articles and Bylaws, or to our knowledge otherwise, no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Subsidiary is a party or by which it is bound obligating Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Subsidiary and, except as expressly contemplated by the Reorganization Agreement, there are to our knowledge no rights, commitments or agreements of any character, written or oral, to which Subsidiary is a party or by which it is bound obligating Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

         3. The Company has taken all requisite corporate action to approve and adopt the Reorganization Agreement and the Certificate of Merger and to approve and to authorize the carrying out of the transactions contemplated by the Reorganization Agreement and the Certificate of Merger. The holders of each class and series of capital stock of the Company outstanding have duly approved under California law and the Articles, to the extent so required, the Reorganization Agreement and Certificate of Merger and the transactions contemplated thereby, including in particular but without limitation the kind and amount of Merger Consideration to be received by each class and series of capital stock of the Company as specified in Section 1.6 of the Reorganization Agreement. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Reorganization Agreement and the Certificate of Merger. The Reorganization Agreement and the Certificate of Merger have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company. The Merger shall be legally effective under California law upon the filing of the Certificate of Merger.

         4. The execution, delivery and performance of the Reorganization Agreement and the Certificate of Merger by the Company and the carrying out of the transactions contemplated thereby will not conflict with or constitute a breach, violation or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under the Articles and Bylaws of the Company or Subsidiary, or to our knowledge under any

Splash Technology Holdings, Inc.
SP Acquisition Corporation
March 20, 1997
Page 6

statute, rule, regulation, judgment, decree or order, or any governmental permit or license identified to us by the Company, applicable to the Company or Subsidiary, or under any agreement, lease, indenture or instrument listed in the Company Disclosure Schedule and to which the Company or Subsidiary is a party or by which the Company or Subsidiary or their respective assets or properties is subject. The consent of the holders of the Company's Series A Preferred Stock and Series C Preferred Stock was received pursuant to a written consent dated as of May 6, 1997. As a result, under Section 1202(b) of the California Corporations Code and the Company's Articles, (i) no amendment to the Company's Articles is required to eliminate the preference provisions contained therein and (ii) the holders of such shares of Preferred Stock are entitled to receive only the consideration to be paid to them pursuant to the Reorganization Agreement.

         5. To our knowledge, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened to which the Company or Subsidiary or their respective assets or properties is a party except as described in Section 2.14 of the Company Disclosure Schedule.

         6. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required for the consummation by the Company or Subsidiary of the transactions contemplated by the Reorganization Agreement and Certificate of Merger that has not been obtained, except for (i) acceptance for filing, by the California Secretary of State,. of the Certificate of Merger and (ii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

         This opinion has been rendered solely for your use in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person or entity for any reason whatsoever.

                                             Respectfully submitted,

                                             /s/  Riordan & McKinzie